Exhibit 10.1

AK Leasehold I, LLC

LEASE AGREEMENT

LANDLORD

AK Leasehold I, LLC
800 Brickell Avenue, Suite 701
Miami, FL 33131

TENANT

Transcat, Inc.
16155 Park Row Boulevard, Suite 4-150
Houston, TX 77084

Technipark Ten
LEASE AGREEMENT

In consideration of the rents, covenants and agreements hereafter reserved and contained in this document (the “Lease”), and other valuable consideration, Landlord demises and leases to Tenant, and Tenant rents from Landlord, those certain premises located in the project known as the “Technipark Ten”, City of Houston, Texas.

SUMMARY

Landlord:	AK Leasehold I, LLC, a Delaware limited liability company

Landlord’s Address:	AK Leasehold I, LLC
800 Brickell Avenue, Suite 701, Miami, FL 33131

Center	Technipark Ten

Building:	16155 Park Row Boulevard, Houston, TX 77084

Leased Premises:	16155 Park Row Boulevard, Suite 4-150, Houston, Texas
77084 The approximate location is shown on Exhibit A attached hereto

Building Property:	See Exhibit A-1 attached hereto

Tenant:	Transcat, Inc., an Ohio corporation

Tenant’s Trade Name:	N/A

Tenant’s Mailing Address:	16155 Park Row Boulevard, Suite 4-150, Houston, Texas
77084

Tenant’s Telephone:	(585) 563-5766

Tenant’s Email:	mike.tschiderer@transcat.com

Guarantor:	Not applicable

Lease Execution Date:	May 21, 2019

Lease Commencement Date:	Upon mutual execution of the Lease

Trigger Date:	The earlier of (i) Tenants written notice that Approvals, as defined in Section 1.5 have been obtained and (ii) ten (10) days after the expiration of the Approvals Period as defined in Section 1.5.

Early Occupancy of Warehouse Space:	Intentionally Omitted.

Rent Commencement Date:	On the seventh (7th) month after the Trigger Date

Lease Expiration Date:	Upon the one hundred twenty sixth (126th) month after the Trigger Date

Lease Term:	Ten (10) Years and six (6) months, plus the period of time from the Lease Commencement Date to the Trigger Date.

Approximated Rentable Area of Leased Premises:	22,322 rentable square feet

Base Rent from the Trigger Date**:

	Rate/ R.S.F.	Monthly Base Rent	Periodic Base Rent
Month 1 - Month 6	$0.00	$0.00	$0.00
Month 7 - Month 12	$10.00	$18,601.67	$111,610.00
Month 13 - Month 24	$10.30	$19,159.72	$229,916.60
Month 25 - Month 36	$10.61	$19,734.51	$236,814.10
Month 37 - Month 48	$10.93	$20,326.54	$243,918.52
Month 49 - Month 60	$11.26	$20,936.34	$251,236.08
Month 61 - Month 72	$11.59	$21,564.43	$258,773.16
Month 73 - Month 84	$11.94	$22,211.36	$266,536.35
Month 85 - Month 96	$12.30	$22,877.70	$274,532.44
Month 97 - Month 108	$12.67	$23,564.03	$282,768.42
Month 109 - Month 120	$13.05	$24,270.96	$291,251.47
Month 121 - Month 126	$13.44	$24,999.08	$149,994.51

Parking	2.2 per 1,000 rentable square feet. Designated Parking please see Exhibit “H” attached hereto.

Security Deposit:	Not Applicable

Proportionate Share (Park):	The Tenant’s current Proportionate Share is 31.14% of the Park.

Estimated First Year Monthly Passthrough:	$9,021.81

Improvement Allowance:

Providing Tenant is not in default of the Lease after notice and opportunity to cure, Landlord shall provide Tenant an improvement allowance of $245,542.00 for construction of improvements (“Improvements”) to the Leased Premises (“Landlord’s Contribution”). A Landlord Construction oversight/management fee of four percent (4%) percent shall be included in the transaction and funded within the Tenant Improvement Allowance. Construction means the cost of any Improvements to the Leased Premises in order to make the Leased Premises ready for Tenant’s use as well as necessary “soft” costs such as architectural drawings and permits. Tenant Improvements will not include personal property or any property which will not remain on the Premises at the end of the Lease Term. Tenant will install its own Improvements pursuant to contracts with third parties. Landlord will make Landlord’s Contribution by paying requisitions submitted by Tenant in bimonthly requisitions (every other month) or paid directly to Tenant’s contractors. The requisition for payment will be accompanied by bills, invoices, receipts, releases of liens or other evidence reasonably satisfactory to Landlord which will support the payments being requested and will be signed off by an officer of Tenant. Payment is further subject to visual inspection by representative of Landlord to verify Improvements completed, which shall take place no later than ten (10) days following the date of submission. Payment will be made pro rata based upon percentage of Landlord’s Contribution in relationship to the total cost of the Improvements. Landlord will make payments either directly to contractors, laborers or suppliers or will reimburse Tenant for paid bills. Approved requisitions received by the 25th of the month shall be paid by Landlord by the 15th of the following month. Requisitions for Landlord’s payment of Improvements must be submitted on or before nine (9) months after the Trigger Date to be paid from the Landlord’s Contribution.

Permitted Use:	General office, laboratory, and warehouse usage for calibration, repair, inspection and distribution of test equipment and instruments.

Landlord’s Agent:	Transwestern

Tenant’s Broker:	Colliers International

Exhibits: The following Exhibits are incorporated into this lease:

Exhibit “A”	—	Sketch of Leased Premises
Exhibit “A-1”	—	Legal Description
Exhibit “B”	—	Rules & Regulations
Exhibit “C”	—	Landlord’s Work and Conditions for Delivery Leased Premises
Exhibit “D”	—	Improvements
Exhibit “E”	—	DTPA Provisions
Exhibit “F”	—	Standard Commencement Agreement Form
Exhibit “G”	—	HVAC Maintenance
Exhibit “H”	—	Designated Parking
Exhibit “I”		Location of HVAC Units

LEASE

1. Basic Lease Provisions.

1.1 Parties. This Lease (the “Lease”) dated as of the Lease Execution Date set out in the Summary above is made by and between Landlord and Tenant.

1.2 Leased Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Premises, located in Technipark Ten (hereinafter referred to as the “Center”). The location of the Leased Premises is generally delineated on Exhibit “A” which is attached hereto and made a part hereof. All of the real property underlying the Center and adjacent thereto, with all improvements thereon, including the Center and the Common Areas (as defined below), and used in connection with the operation of the Center, shall hereinafter be referred to as the “Project”. Reference to square footage of the Leased Premises is approximated. Terms and conditions of this Lease shall not be modified or affected if actual square footage differs from the approximated square footage.

1.3 Use of Additional Areas. The use and occupation by the Tenant of the Leased Premises shall include the non-exclusive use, in common with others entitled thereto, of the common areas, employees’ parking areas, service roads, malls, loading facilities, sidewalks and customer car parking areas as such common areas now exist or as such common areas may hereafter be constructed, and other facilities as may be designated from time to time by the Landlord, subject to the terms and conditions of this Lease and to reasonable rules and regulations for the use thereof as prescribed from time to time by the Landlord.

1.4 Use of Leased Premises. Tenant will use and occupy the Leased Premises only for the purposes set out in the Summary above and for no other use and purpose. In the event that Tenant uses the Leased Premises for purposes not expressly permitted herein, Landlord may seek damages without terminating Lease, in addition to all other remedies available to it, including restraining said improper use by injunction. Tenant shall not perform any acts or carry on any practices which may damage the Project, building or improvements or be a nuisance or menace to other tenants in the Project or their customers, employees or invitees or which will result in the increase of casualty insurance premiums beyond reasonable market terms. Notwithstanding the foregoing, however, Landlord represents that Tenant’s permitted uses allowed hereunder do not conflict with and will not cause an increase in the rate of fire insurance on the Project. In the event of any increase in the cost of insurance as a result of the failure of the Tenant to comply with the provisions of this paragraph, the Tenant will either correct the condition such that there will be no increase in the cost of insurance or will pay the amount of such increase as Additional Rent within thirty (30) days after the Landlord’s written demand so long as Landlord’s written demand includes evidence that reasonably supports such requested increase. Tenant agrees to conduct its business in the Leased Premises under the name or trade name as set forth in the Lease Agreement and under no other name or trade name except such as may be first approved by Landlord in writing, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall be solely responsible to determine if the intended use complies with all governmental regulations. Landlord, by execution of this Lease or otherwise, makes no representations that the intended use complies with governmental regulations.

1.5 Term. The Lease Term shall commence on the Lease Commencement Date as set out in the Summary above and shall terminate on the Lease Expiration Date as set out in the Summary above unless earlier terminated pursuant to the terms hereof (hereinafter referred to as the “Term”). The term “Lease Year” as used herein shall mean consecutive twelve (12) month periods commencing on each January 1 during the term of this Lease. In the event that the term of this Lease commences on a date other than January 1 or expires on a date other than December 31, the first and last years shall be Partial Lease Years and in such case the first Partial Lease Year shall commence on the date of the commencement of the term of this Lease and expire on December 31 next following and the last Partial Lease Year shall commence on the last January l occurring during the term of this Lease and shall expire on the expiration date of this Lease. The Trigger Date shall be the date set in the Summary The parties hereto agree to execute a Commencement Agreement to this Lease, in form attached as Exhibit “F”, setting forth the actual Commencement Date and the Termination Date thereby calculated if said date or dates differ from those set out in Section 1.01. This Lease shall be contingent upon Tenant obtaining, at Tenant’s sole cost and expense, all necessary governmental approvals, licenses and permits it requires for its construction, and use of the Leased Premises, including but not limited to: (a) any required zoning approvals and/or confirmations that Tenant’s intended use of the Leased Premises is permitted, (b) changes, variances and or use permits, building permits, environmental approvals and subdivision approval; (c) licenses or permits as may be required from state or local municipal authorities having or claiming jurisdiction over the Leased Premises. Tenant agrees to promptly apply for all such approvals, and to diligently pursue said applications, and Landlord agrees to cooperate with Tenant (at no cost to Landlord) in applying for and securing such Approvals (the “Approvals”). In the event Tenant is unable to secure such approvals, after diligent pursuit, within ninety (90) days following the date this Lease is executed by Tenant and Landlord (the “Approvals Period”), Tenant shall have the option of canceling this Lease in writing within ten (10) days after the Approvals Period (“Cancellation Period”), in which event this Lease shall be deemed terminated, and neither party shall have any further liability hereunder. If Tenant does not elect to cancel the Lease within the Cancellation Period despite “Approvals” having not been obtained, the Tenant’s right to cancel the Lease shall become null and void and the Trigger Date shall have deemed to occur on the eleventh (11th) day after the Approvals Period. Notwithstanding anything in the Lease, including “Improvement Allowance” referenced in the Lease Summary, Landlord shall have no obligation to fund authorize any Improvements unless and until Tenant’s right to cancel the Lease under this Section 1.5 is waived or of no further force and effect.

1.6 Intentionally Deleted.

1.7 Obligations of Tenant Before Rent Commencement Date. In the event the Lease Commencement Date precedes the time for payment of rent, Tenant shall observe and perform all of its obligations under this Lease (except its obligations to pay Base Rent) beginning on the Lease Commencement Date.

1.8 Obligations of Landlord Before Leased Premises Becomes Vacant. If this Lease is executed before the Leased Premises becomes vacant, or if any present Tenant or occupant of the Leased Premises holds over, and Landlord cannot acquire possession of the Leased Premises prior to the Lease Commencement Date of this Lease, Landlord shall not be deemed to be in default hereunder, and Tenant agrees to accept possession of the Leased Premises; provided, however, Tenant shall not be obligated hereunder unless Landlord is able to deliver the Leased Premises within ninety (90) days of the Lease Commencement Date. If Landlord fails to delivery possession of the Leased Premises within ninety (90) days after the Lease Commencement Date, Tenant shall have the right to terminate this Lease upon ten (10) days written notice to Landlord.

1.9 Control of Common Areas by Landlord. All areas within the exterior boundaries of the Project which are not now or hereafter held for lease or occupation by the Landlord, or used by other persons entitled to occupy floor space in the Project, including, without limitation, all automobile parking areas, driveways, entrance and exits thereto, and other facilities furnished by Landlord in or near the Project, including employee parking areas, the through way or ways, loading docks, pedestrian sidewalks and ramps, landscaped areas, exterior stairways and other areas and improvements provided by Landlord for the general use, in common, of tenants, their officers, agents, employees and customers (“Common Areas”) shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right, to construct, maintain and operate lighting facilities on all said areas and improvements, to patrol the same, from time to time to change the area, level, location and arrangement of parking areas and other facilities herein above referred to; to restrict parking by tenants, their officers, agents and employees to employee parking areas. Provided, however, Tenant must have legal access to the Leased Premises and such access cannot be materially and adversely impaired, diminished or revoked.

Landlord shall have the right to close all or any portion of said areas or facilities to such extent as may, in the reasonable commercial opinion of Landlord’s counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein to close temporarily all or any portion of the parking areas or facilities, to discourage non-customer parking; and to do and perform such other acts in and to said areas and improvements as, in the use of commercially reasonable judgment, the Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by tenants, their officers, agents, employees and customers. Landlord shall keep said Common Areas clean and in good repair and available for the purposes for which they are intended. Landlord shall have the full right and authority to employ all personnel and to make all rules and regulations pertaining to and necessary for the proper operation and maintenance of the Common Areas and facilities.

1.10 License. All Common Areas and facilities not within the Leased Premises, which Tenant may be permitted to use and occupy, are hereby authorized to be used and occupied under a revocable license, and if any such license be revoked, or if the amount of such areas be diminished, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation or diminution of such areas be deemed constructive or actual eviction. Provided, however, Tenant’s legal access to the Leased Premises cannot be materially and adversely impaired, diminished or revoked.

1.11 Option to Renew Market Rate.Tenant is hereby granted an option to renew the Lease pursuant to the following terms and conditions:

a.	Provided that at the time such option is exercised and at the expiration of the Term, (i) Tenant is not in default under the Lease after notice and opportunity to cure and (ii) Tenant has not assigned this Lease or sublet the Leased Premises, other than to permitted subleases or assignees as permitted in the Lease, Tenant is granted two (2) options to renew the Lease for a period of five (5) years each.
b.	Base Rent for each option period shall be at market rate, with market rate incorporating an increase in Base Rent for each year of the option period. Market rate shall be based upon comparable rates for similar space in the surrounding area and shall take into account market concessions and leasing factors.
c.	Tenant shall exercise its options by providing written notice (“Option Notice”) of its intent to exercise an option no earlier than three hundred sixty (360) days and no later than one hundred eighty (180) days prior to the then applicable expiration period. Failure to provide timely notice shall render the pending option and further option null and void.
d.

Landlord shall have the right but not the obligation to withdraw and void the option(s) if Tenant is in breach (after applicable notice and opportunity to cure) of this Lease at the time of (i) the Option Notice or (ii) at any time between the Option Notice and the date the option period is to commence. Landlord shall provide the notice of its withdrawal of option within ten (10) days after the cure period has expired.

e.	Each party shall provide the other with its opinion of market rate at least ninety (90) days prior to the then applicable expiration period. In the event the parties cannot agree as to market rate, the same shall be determined by binding arbitration with American Arbitration Association, with each party picking an arbitrator and the two chosen arbitrators jointly picking a third arbitrator. Until arbitration is concluded, Base Rent for the time in dispute shall be paid as if Base Rent increased three (3%) percent over the prior twelve month period (“Interim Payments”). Upon final determination of appropriate market rate, the parties shall adjust the Interim Payments accordingly. Additional Rent – Passthrough Expenses shall be paid pursuant to the terms of the Lease.

1.12 One-Time Early Expiration Option. Notwithstanding the “Term” provision in this Lease, Tenant is hereby given a one-time option to allow the Lease to expire effective on the sixty fifth (65th) month after the Trigger Date (“Expiration Effective Date” or “EED”) on the following terms and conditions:

a.	Tenant must provide Landlord written notice (“Notice”) of its intent to have the Lease expire on the EED at least twelve (12) months prior to the EED.
b.	Once Notice is timely given, it may not be rescinded by Tenant without written consent of Landlord which consent is within the sole discretion of Landlord.
c.	Landlord has the right, but not the obligation, to deny Tenant early expiration on the EED if Tenant is in default under any terms of this Lease (including payment of Rent through the EED), after applicable notice and opportunity to cure, at the time from the Notice through the Expiration Effective Date (“Early Expiration Default”). Landlord shall have ten (10) days from date of the Early Expiration Default to notify Tenant of the denial of the Early Expiration right as a result of the Early Expiration Default.
d.	Simultaneously with the delivery of the Notice, Tenant shall pay to Landlord an Early Expiration Fee in the sum equal to four (4) month’s Rent (based upon Rent due on the EED), abated Rent and unamortized costs including Landlord’s Contribution and commissions, amortized at eight percent (8%) per annum over the initial Lease Term. In the event Landlord denies Tenant early expiration due to an Early Expiration Default, the funds collected as the Early Expiration Fee may be applied against any sums due Tenant to Landlord as a result of or arising out of the Early Expiration Default. For purposes of this provision, the use of the Early Expiration Fee to pay a monetary obligation arising from an Early Expiration Default shall not constitute a cure of that default for the purpose of reinstating this Early Expiration Option once it has been denied in accordance with the provisions of subparagraph (c) above. After payment of all sums due as the result of the Early Expiration Default, Landlord may either; (i) return the remaining balance to Tenant or (ii) treat the remaining balance as prepaid Base Rent and apply the remaining balance to Base Rent as the same becomes due.
e.	After Notice, Tenant’s rights under the Lease, if any, to renew, first offer, first refusal and such other special rights provisions shall terminate and be rendered null and void.
f.	Assuming all other conditions have been met, on the EED the Lease shall be deemed expired by the efflux of time and rights or obligations which survive the expiration/termination of the Lease shall survive the Lease after the EED.

2. Payment of Rent and Other Charges.

2.1 Base Rent. Beginning on the Rent Commencement Date, Tenant agrees to pay to Landlord throughout the Term of this Lease, monthly payments of base rent (“Base Rent”) as set forth in the Summary above, which amounts shall be paid to Landlord in advance in United States money on or before the first day of each month, without any offset or deduction whatsoever, not including applicable Texas sales and use tax for each of said monthly payments.

2.1.1 Landlord shall provide the following services to Tenant:

2.1.1.1 gardening, landscaping and irrigation, exterior repairs and painting;

2.1.1.2 sanitary control, removal of trash, rubbish, garbage and other refuse from the Common Areas but not from any Leased Premises;

2.1.1.3 utilities for Common Areas;

2.1.1.4 the operation of the Common Facilities;

2.1.1.5 Landlord shall maintain the Building and make all necessary repairs and replacements thereto including: all structural elements of the Building, the exterior of the Building, Building equipment maintenance (including engineering support), together with landscaping and other maintenance services for the grounds and land surrounding the Building including the parking lots. In addition, Landlord shall perform general property management functions for the Building and shall maintain, operate and repair all Common Areas of the Building, the Project and the Common Facilities.

2.2 Sales or Use Tax or Excise Tax. Tenant shall also pay, as Additional Rent, all sales or use or excise tax imposed, levied or assessed against the rent or any other charge or payment required herein by any governmental authority having jurisdiction there over, even though the taxing statute or ordinance may purport to impose such sales tax against the Landlord. The payment of sales tax shall be made by Tenant on a monthly basis, concurrently with payment of the Base Rent.

2.3 Pro Rata Share of Project Area Expenses. For each Lease Year or partial Lease Year, Tenant will pay to Landlord, in addition to the Base Rent specified above, as further additional rent, “Tenant’s current proportionate share” of “Project Area Operating Expenses”.

2.3.1 “Tenant’s proportionate share” shall mean a proportion of the Project Area Operating Expenses, calculated by multiplying the total Project Area Operating Expenses by a fraction, the numerator of which shall be the number of square feet contained in the Leased Premises and the denominator of which shall be the aggregate number of square feet of leasable building space in the Project. In the event of a change in the leasable building space of the Project due to expansion, reduction or otherwise, Tenant’s current proportionate share shall be adjusted accordingly upon written notice from Landlord to Tenant of the change.

2.3.2 Project Area Operating Expenses” as used herein means the total cost and expense incurred in operating and repairing the Project buildings and improvements and common facilities, hereinafter defined, excluding only items of expense commonly known and designated as debt service, plus an administrative fee of five percent (5%) of that sum. Project Area Operating Expenses shall specifically include, without limitation:

2.3.2.1 Gardening, landscaping and irrigation, repairs, painting;

2.3.2.2 Management fees not to exceed five percent (5%) of gross revenues;

2.3.2.3 Franchise and income taxes of Landlord;

2.3.2.4 Sanitary control, removal of trash, rubbish, garbage and other refuse from the Common Areas but not from any Leased Premises;

2.3.2.5 Depreciation on machinery and equipment,

2.3.2.6 The cost of maintenance and support personnel, including but not limited to payroll and applicable payroll taxes, worker’s compensation insurance and fringe benefits;

2.3.2.7 Utility charges for the common areas;

 2.3.2.8 Insurance deductibles;

 2.3.2.9 Water and sanitary sewer charges not billed directly to tenants;

2.3.2.10 Association fees or dues; and

2.3.2.11 Any and all other charges, costs or expenses which may be associated with Landlord’s operation of the Project (excluding Real Estate Taxes and Insurance).

2.3.3 The term “Project Area Operating Expenses” shall specifically exclude the following:

2.3.3.1 Depreciation or accelerated cost recovery of the Building or any equipment, fixture, fixtures or property attached to or installed in the Building;

2.3.3.2 Interest on, and amortization of, mortgages or deeds of trust; any rents under any ground, overriding and/or underlying leases; costs of selling, financing and/or mortgaging any of Landlord’s interest in the Building including, without limitation, mortgage or recording taxes, points, commissions, legal fees and commitment fees;

2.3.3.3 Any sums paid to a person, firm, corporation or other entity related to Landlord, which is in excess of the amount which would have been paid in the absence of such relationship;

2.3.3.4 Compensation, bonuses, salaries, administrative wages and benefits of officers, directors, and executive personnel, and leasing agents of Landlord or personnel of Landlord above the level of Senior Property Manager and Director of Engineering and Facilities Manager;

2.3.3.5 Cost of leasehold/construction improvements for Tenant or any other tenants including space planning fees, architectural fees and/or engineering fees;

2.3.3.6 Real estate commission, marketing and advertising costs, renting commissions or fees incurred in connection with the development and leasing of the Building or any improvements;

2.3.3.7 Legal and other professional fees, court costs, and other expenses incurred in preparing, negotiating and executing leases, amendments, terminations and extensions or in resolving any disputes with tenants or other occupants or enforcing lease obligations;

2.3.3.8 Auditing fees other than auditing fees in connection with the preparation of statements required to reconcile operating costs;

2.3.3.9 Cost of any work or service performed for any tenant (including Tenant) at such tenant’s cost; and/or charges for electricity, HVAC, any other utilities or for janitorial or cleaning for which Landlord is entitled to reimbursement from any tenant other than through operating costs;

2.3.3.10 Services or benefits provided to some tenants but not to Tenant;

2.3.3.11 The costs of developing the site or correcting defects and/or latent defects in the original construction of the Building or in the Building equipment, costs for replacement of structural components of the Building or the Leased Premises and/or costs to correct any damage caused by subsurface or soil conditions;

2.3.3.12 Cost of any repair made by Landlord to remedy damage caused by, or resulting from the negligence or willful or intentional acts of Landlord, its agents, servants, contractors or employees;

2.3.3.13 Operating costs for which Landlord is reimbursed whether by insurance, by its carriers or otherwise including costs for any repair or other work necessitated by condemnation, fire or other casualty (other than the reasonable deductible under said policy);

2.3.3.14 Costs to remove asbestos or Hazardous Materials (as defined by all applicable environmental laws) from the Building;

2.3.3.15 The cost of any additions to the Building;

2.3.3.16 Management fees in excess of five (5%) percent of the annual gross receipts for the Building;

2.3.3.17 Costs to retrofit or reinforce the Building or the Leased Premises to comply with prior existing laws, rules, codes or regulations related to earthquake safety, flood control and/or handicapped access;

2.3.3.18 Fines or penalties incurred by Landlord due to Landlord’s violation of any applicable governmental law, requirement or order; any late fees, penalties, interest charges or similar fees incurred by Landlord;

2.3.3.19 Lease payments for non-emergency, long term rented equipment, the cost of which equipment would constitute a capital expenditure if the equipment were purchased; and

2.3.3.20 Any expenditures required to be capitalized for federal income tax purposes, unless said expenditures are (a) for the purpose of reducing operating costs within the Building and Project (and then only to the extent of the lesser of the annual amortization of same or the annual cost savings) or (b) required under any governmental law, ordinance or regulation, or amendment, revision or modification of any existing law, ordinance or regulation enacted after the date of complete execution and delivery of this Lease, in which event the costs thereof shall be included.

2.3.4 “Common Facilities” means all areas, space, equipment and special services provided by Landlord for the common or joint use and benefit of the occupants or operations of the Project, their employees, agents, servants, customers and other invitees, including without limitation, parking areas, access roads, driveways, retaining walls, landscaped areas, pedestrian malls, courts, stairs, ramps and sidewalks, public rest rooms, washrooms, community hall or auditorium (if any) and signs, wherever located, identifying the Project, or providing instructions thereto.

2.3.5 Landlord may estimate the Project Area Operating Expenses and Tenant shall pay one-twelfth (1/12) of Tenant’s current proportionate share of said estimated amount monthly in advance, together with the next due payment of Base Rent. After the end of each Lease Year no later than one hundred fifty (150) days following the end of the Lease Year, Landlord shall furnish Tenant a statement of the actual Project Area Operating Expenses. Within thirty (60) days after receipt by Tenant of said statement, Tenant shall have the right in person to inspect Landlord’s books and records as pertain to said Project Area Operating Expenses, at Landlord’s office, during normal business hours, upon four (4) days prior written notice. The statement shall become final and conclusive between the parties unless Landlord receives written detailed objections with respect thereto within said sixty (60) business day period. Any balance shown to be due pursuant to said statement shall be paid by Tenant to Landlord within thirty (30) days following Tenant’s receipt thereof and any overpayment shall be immediately credited against Tenant’s obligation to pay Additional Rent in connection with anticipated Project Area Operating Expenses for the next year, or, if by reason of any termination of this Lease no such future obligation exists, refunded to Tenant. Anything herein to the contrary notwithstanding, Tenant shall not delay or withhold payment of any balance shown to be due pursuant to a statement rendered by Landlord to Tenant because of any objection which Tenant may raise with respect thereto and Landlord shall immediately credit or refund any overpayment found to be owing to Tenant as aforesaid upon the resolution of said objection.

Additional Rent due by reason of this section for the final months of this Lease is due and payable even though it may not be calculated until subsequent to the expiration date of the Lease and shall be prorated according to that portion of said calendar year that this Lease was actually in effect.

2.4 Additional Rent. In order to give Landlord a lien of equal priority with Landlord’s lien for rent, and for no other purpose, including tax determination, any and all sums of money or charges required to be paid by Tenant under this Lease, whether or not the same be so designated, shall be considered “Additional Rent.” If such amounts or charges are not paid at the time provided in this Lease, they shall nevertheless, if not paid when due, be collectible as Additional Rent with the next installment of rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charges as the same becomes due and payable hereunder, or limit any other remedy of Landlord.

2.5 Special Assessments. For each Lease Year, Tenant will pay to Landlord, in addition to Base Rent as further Additional Rent, Tenant’s current proportionate share of any special assessments assessed against the Project, with applicable tax, if any. The payment of any such special assessments shall be made by Tenant on a monthly basis, concurrently with Base Rent. Tenant’s current proportionate share of any such special assessment shall be the current proportionate share stated in Section 2.3.1. Any such special assessment shall be amortized over the remaining Lease Term and Tenant shall only be required to pay its proportionate share of such assessment to the extent such assessment (as amortized) falls within the Lease term.

2.6 Real Estate Taxes. For each Lease Year or partial Lease Year, if real estate taxes are computed for a calendar year, Tenant will pay to Landlord, in addition to Base Rent as further Additional Rent, a Tenant’s current proportionate share of all ad valorem and real estate taxes levied by any lawful authority against the Project. Landlord may estimate the amount in the manner set out in Section 2.3.4. TENANT WAIVES ALL RIGHTS PURSUANT TO ALL LAWS TO PROTEST APPRAISED VALUES OR RECEIVE NOTICE OF REAPPRAISAL REGARDING THE BUILDING OR OTHER PROPERTY OF LANDLORD. For the Lease Year in which the Lease Term commences and expires or terminates Tenant shall not be liable for real estate taxes in respect to the improvements and/or the land comprising the project which are applicable to the fractional portion of such year before the Lease Commencement Date and/or from and after such expiration or termination of the Lease, and if Tenant shall have previously paid any such taxes for which it is not so Liable, Landlord shall refund the excess to Tenant within thirty (30) days of the expiration of the Lease Term.

2.7 Insurance. For each Lease Year or partial Lease Year, if insurance is paid per calendar year, Tenant will pay to Landlord, in addition to Base Rent as further Additional Rent, Tenant’s current proportionate share of Landlord’s reasonable market insurance premiums on or in respect of the Project, including but not limited to public liability, property damage, all risk perils, rent and flood insurance, if carried by Landlord. Landlord may estimate the amount in the manner set out in Section 2.3.4.

2.8 The initial, estimated monthly payment under 2.3.4, 2.6 and 2.7 is $9,021.81.

2.9 Guard/Patrol Services. Landlord, in its sole discretion, determination and option may, but is not required to enter into a contract or contracts or otherwise provide or make arrangement for the providing of guard, patrol and/or security which may include security guards and/or electronic devices and/or a guard gate and/or gate house. Tenant shall pay its current proportionate share for the expense of the services. Landlord shall in no way be responsible for the performance or non-performance of the obligations of guard/patrol/security personnel or service, including but not limited to negligent or intentional acts, and Tenant hereby releases Landlord from any claims of any nature whatsoever in connection therewith.

2.10 Rental Payments.

2.10.1 Tenant will promptly pay all rentals and other charges and render all statements herein prescribed. Any rental payment not received by Landlord within three (3) business days of its due date shall incur a “late charge” equal to five percent (5%) of such payment to compensate Landlord for its administrative expenses in connection with such late payment. When rental payments are delivered by Tenant through the mails, Tenant shall mail such payments sufficiently in advance so that the Landlord will receive the payments on or before the first day of the calendar month or on or before the due date in the event the due date is other than the first day of a calendar month. If Landlord shall pay any moneys, or incur any expenses in correction of any violation of any covenant or of any other obligation of Tenant herein set forth or implied herein, the amounts so paid or incurred shall, at Landlord’s option and on notice to Tenant, be considered additional rentals payable by Tenant, with the first installment of rental thereafter to become due and payable, and may be collected or enforced as by law provided in respect to rentals. Notwithstanding the foregoing, Tenant shall have one (1) late payment per each Lease Year free of any late fees.

2.10.2 In the event any payment of Rent, whether Base rent or Additional Rent, is made by check and the check is returned to Landlord due to insufficient funds, Landlord shall have the right, upon written notice to Tenant, to require all future rent payments to be made by cashier’s check. If this right is exercised by Landlord, attempted payment by means other than cashier’s check shall not be deemed a payment pursuant to this Lease, unless the Landlord, in writing, revokes the requirement of a cashier’s check.

2.11 Miscellaneous Charges. Tenant on behalf of itself, its employees, agents and subtenants shall be obligated to pay and shall pay all licenses, parking impact fees, other impact fees, assessments and costs associated with and/or attributable to the operations of the Tenant, and/or the Leased Premises when such costs, assessments and fees become due and payable. Tenant shall indemnify and hold Landlord harmless for any damages, claims, costs or liability (including fees and costs) arising out of or relating to Tenants failure to comply with this paragraph.

2.12 Passthrough Adjustment. Notwithstanding any other provision in this Lease to the contrary, it is agreed that in the event less than ninety-five (95%) of the Center, as applicable, is occupied and/or provided with services identified in Sections 2.3 through 2.11 above during any calendar year (collectively “Passthrough Expenses”), an adjustment to the computation of the Passthrough Expenses shall be made for the calendar year to reflect as though ninety-five (95%) of the Center had been occupied with tenants paying rent and provided with the services comprising the Passthrough Expenses.

2.13 Rent: Base Rent and Additional Rent, including “Passthrough Expenses” are collectively referred as “Rent”.

3. DELIVERY OF LEASED PREMISES.

3.1 Construction of Leased Premises by Landlord.

3.1.1 Landlord has constructed the Leased Premises prior to the execution of this Lease. Tenant certifies that it has inspected the Leased Premises and accepts the Leased Premises existing “as is” condition. If Landlord is performing improvements to the Leased Premises, such improvements and delivery of the Leased Premises will be governed by Exhibit “C” attached hereto.

3.2 Improvements. Tenant agrees, at its own cost and expense, to perform all work and comply with all conditions, more particularly described in Exhibit “D” annexed hereto, which is necessary to make the Leased Premises conform to Tenant’s plans to be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Prior to expiration of the Approval’s Period, Tenant shall furnish Landlord, in advance of Tenant’s commencement of work, for Landlord’s written approval, which approval shall not be unconditionally withheld, conditioned or delayed, plans and specifications showing a layout, interior finish, and any work or equipment to be done or installed by Tenant affecting any structural, mechanical or electrical part of the Leased Premises or the building containing same. Landlord agrees it will not unreasonably withhold such approval, it being the only purpose of this requirement that Tenant’s work shall not be detrimental to the other tenants in the Project or to Landlord’s building. To the extent not inconsistent with this section, Section 6 of this Lease shall apply to this Section 3.2. Tenant shall be responsible for all costs and expenses for architectural fees, plans and Improvements, subject to the Landlord’s Contribution, if applicable.

3.3 Changes and Additions to Building. Landlord hereby reserves the right at any time to perform maintenance operations and to make repairs, alterations, or additions, and to build additional stories on the building in which the Leased Premises are contained and to build adjoining the same, provided, however, Tenant’s use of the Leased Premises shall not be unreasonably impacted. Landlord also reserves the right to construct other buildings or improvements, including, but not limited to, structures for motor vehicle parking and the enclosing and air conditioning of sidewalks in the Project from time to time and to make alterations thereof or additions thereto, provided, however, Tenant’s use of the Leased Premises shall not be unreasonably impacted. Tenant agrees to cooperate with Landlord permitting Landlord to accomplish any such maintenance, repairs, alterations, additions or construction. Temporary, partial obstruction of access to Tenant’s Leased Premises caused by such construction shall not be a default of Landlord.

3.4 Intentionally Deleted.

4. CONDUCT OF BUSINESS BY TENANT.

4.1 Taking Possession of Leased Premises. Tenant shall take possession of the Leased Premises without delay upon the Lease Commencement Date.

4.2 Objectionable Use of Leased Premises. Without limiting application of any other provision in this Lease, the following actions and activities shall not be allowed in on or upon the Leased Premises, the Common Areas or the Project without the prior written consent of Landlord.

4.2.1 Employment of any mechanical apparatus causing unreasonably loud noises or vibration which may be transmitted beyond the Leased Premises.

4.2.2 Objectionable odors emanating or dispelled from the Leased Premises.

4.2.3 Conducting any auction, fire, bankruptcy selling out or similar sales of any kind on or about the Leased Premises; display merchandise on the exterior of the Leased Premises either for sale or for promotion purposes.

4.2.4 Use or operate any machinery, which in Landlord's reasonable opinion, may unreasonably and materially harm the building of which the Leased Premises is a part.

4.2.5 Store, keep or permit the storage of any merchandise, equipment, machinery or any other item on the walkways, loading docks, parking areas, roof or grounds surrounding the Leased Premises or Common Areas not specifically referenced herein.

4.2.6 Store or dump on or about the Leased Premises trash, rubbish, pallets, chemicals, hazardous, toxic or other such substances or dispose or attempt to dispose of such items in the sewers or storm drains of the Leased Premises.

4.2.7 Wash and/or wax and/or repair vehicles. Store or keep any boats, recreational vehicles, trailers or inoperable or unregistered vehicles outside Leased Premises or in parking areas, leave vehicles in any parking areas on the property for an extended period of time.

4.2.8 Residing in the Leased Premises, the Common Area or the Project.

4.2.9 Abandon or dispose of personal property by leaving same in the Common Areas or Project.

4.2.10 Allowing animals or pets on the Leased Premises, Common Areas or Project.

4.2.11 Parking on the grassed or landscaped area, parking in areas blocking access to the Common Area or the Project, parking in areas blocking access to any areas other than the Leased Premises.

4.3 Remedies in case of Violation. In the event Tenant violates any provision of Section 4.2, Landlord shall provide Tenant written notice of the violation. Tenant shall have ten (10) days from date of delivery of notice to cease and/or cure the objectionable providing, however, in the event Tenant violates the terms of this Section more than three (3) times during the Term, Landlord shall not be required to provide written notice or a cure period to invoke the remedies authorized herein.

4.4 In the event Tenant fails to cure and/or cease objectionable activities and after ten (10) days written notice. Landlord may (1) cure the violation as the Landlord in its sole discretion deems appropriate with costs and fees for doing so charged to the Tenant as Additional Rent; (2) take such legal or equitable action as is appropriate, including but not limited to seeking injunctive relief; (3) take such other action as is authorized by law. These remedies shall be deemed cumulative. Nothing herein shall prohibit Landlord from taking emergency action in the event any violation threatens the life, health and/or safety of any person or threatens property on or of the project.

5. SECURITY DEPOSIT. INTENTIONALLY DELETED.

6. FIXTURES AND ALTERATIONS.

6.1 Installation by Tenant.

6.1.1 All improvements installed by Tenant shall be new or in good working order. Tenant shall not make or cause to be made any alterations, additions or improvements or install or cause to be installed any exterior signs (other than as agreed by Landlord), exterior lighting, plumbing fixtures, fences, gates, shades or awnings or make any changes to the common areas or the exterior of the building in which the Leased Premises are located without first obtaining Landlord’s written approval and consent, which approval not relating to activities effecting the exterior of the Leased Premises and/or Building shall not be unreasonably withheld, conditioned or delayed. Tenant shall present to the Landlord plans and specifications for such work at the time approval is sought, and simultaneously demonstrate to Landlord that the proposed alterations comply with local zoning and building codes. Upon Tenant’s breach of this provision, Landlord may take such action as is necessary to remove the unauthorized installation with all cost and expense to be charged to Tenant as additional rent. In addition, Landlord may take such legal action at law or equity as a result of the breach, including but not limited to injunctive relief.

6.1.2 All construction work done by Tenant within the Leased Premises and otherwise shall be performed in a good and workmanlike manner with licensed and insured contractors, in compliance with all governmental requirements, and in such manner as to cause a minimum of interference with other construction in progress (if any) and with the transaction of business in the Project. Without limitation on the generality of the foregoing, Landlord shall have the right to require that such work be performed outside of general business hours, and in accordance with other rules and regulations which Landlord may, from time to time prescribe. Tenant agrees to indemnify Landlord and hold it harmless against any loss, liability or damage, resulting from such work, and Tenant shall, if requested by Landlord, furnish bond or other security satisfactory to Landlord against any such loss, liability or damage. Tenant shall be liable to Landlord for any damages resulting from labor disputes, strikes or demonstrations resulting from Tenant’s construction or alteration work. Notwithstanding the foregoing, Tenant shall have the opportunity to complete cosmetic, non-structural alterations without Landlord consent providing Tenant advises Landlord in writing of the nature of the alterations prior to installation thereof.

6.2 Responsibility of Tenant. All alterations, decorations, additions and improvements (collectively “Improvements”) made by the Tenant, or made by the Landlord on the Tenant’s behalf by agreement under this Lease, shall remain the property of the Tenant for the term of this Lease, or any extension of renewal thereof. Such Improvements shall not be removed from the Leased Premises without prior consent in writing from the Landlord. Upon expiration of this Lease, or any renewal term thereof, the Landlord shall have the option of requiring the Tenant to remove all Identified Improvements (as defined in Section 7.2.7), and restore the Leased Premises as provided in Section 7.2.7 hereof. If the Tenant fails to remove such Identified Improvements and restore the Leased Premises, then such Identified Improvements may, at Landlord’s discretion, become the property of the Landlord and in such event, should Landlord so elect, Landlord may restore the Leased Premises to the condition the Leased Premises would have been placed if the Identified Improvements have been removed for which cost, with allowance for ordinary wear and tear, Tenant shall be responsible and shall pay promptly upon demand.

6.3 Tenant shall pay all costs of Tenant Alterations as and when due, subject to the Landlord Contribution to the extent applicable. Tenant shall not allow any lien to be filed. Tenant shall obtain advance lien waivers and third-party beneficiary agreements from all contractors, subcontractors, suppliers, and others providing equipment, labor, materials, or services, in the form required by Landlord. If any lien is filed, Tenant shall within 5 business days remove such lien. In addition, if any such lien is filed, then, without waiver of any other right or remedy, Landlord shall have the right to cause such lien to be removed by any means allowed by Law. All sums expended by Landlord in connection with such lien and/or its removal, including attorney fees, shall be immediately due from Tenant to Landlord, together with interest at the rate of 12% or the highest per annum rate of interest permitted from time to time under applicable Law (whichever is less).

6.4 Signs. Tenant shall not exhibit, inscribe, paint or affix any sign, advertisement, notice or other lettering on any part of the outside of the Leased Premises or of the building of which the Leased Premises are a part, or inside the Leased Premises if visible from the outside, without the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant is authorized to install standard signage on the Leased Premises subject to approval of Landlord as to size, location and esthetics. Tenant is entitled to use a maximum of $2,000.00 of Landlord’s Contribution toward the cost of the signage. Tenant further agrees to maintain such sign, lettering, etc. as may be approved in accordance with all city, county, and state laws, ordinance or requirements and in good condition and repair at all times and shall be responsible for its removal upon expiration/termination of the Lease.

7. REPAIRS AND MAINTENANCE OF LEASED PREMISES.

7.1 Responsibility of Landlord. Provided Tenant is not in default according to the terms of this Lease and subject to interruption caused by repairs, renewals, improvements, changes of service and alterations to the Leased Premises, and further, subject to interruption caused by strikes, lockouts, labor controversies, inability to obtain fuel or power, accidents, breakdowns, catastrophes, national or local emergencies, “Acts of God,” and conditions and causes beyond the control of Landlord, Landlord will furnish the following services to Tenant:

7.1.1 Landlord agrees to repair and maintain in good order and condition the roof, roof drains, outside walls, foundations and structural portions, both interior and exterior, of the Leased Premises. Landlord shall initiate repairs of applicable problems within a reasonable period of time after receipt of written notice of needed repairs or maintenance with completion as soon as reasonably possible. There is excepted from this provision, however:

7.1.1.1 Repair or replacement of broken plate or window glass (except in case of damage by fire or other casualty covered by Landlord’s fire and extended coverage policy);

7.1.1.2 Interior and exterior doors, door closure devices, window and door frames, moldings, locks and hardware;

7.1.1.3 Repair of damage to the extent caused, directly or indirectly, by the negligence or intentional acts of Tenant, its employees, agents, contractors, customers, invitees; and

7.1.1.4 Interior repainting and redecoration.

7.1.2 Tenant acknowledges that there are certain settlement cracks present in the wall and floors of a portion of the Building which do not impair the use or safety thereof. Such condition does not violate Section 7.1.1 above or deemed to require “repair and maintain in good condition” action.

7.1.3 Landlord shall take such action as is necessary to deliver the thirteen (13) HVAC units servicing the Leased Premises in good working order.

7.1.4 Except to the extent caused by the gross negligence or intentional acts of Landlord or its agents, contractors or employees, Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, or leaks from any part of the Leased Premises or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatever nature. Except to the extent caused by the gross negligence of Landlord or its agents, contractors or employees, Landlord shall not be liable for any such damage caused by other tenants or persons in the Leased Premises, occupants of adjacent property, of the Project, or the public, or caused by operations in construction of any private, public or quasi-public work. Except to the extent caused by the gross negligence of Landlord or its agents, contractors or employees, Landlord shall not be liable in damages or otherwise for any latent defect in the Leased Premises or in the building of which they form a part.

7.1.5 In no event, however, shall Landlord be liable for incidental and/or consequential damages arising from (i) the failure to make said repairs, or (ii) making repairs in an untimely manner, nor shall Landlord be liable for incidental or consequential damages arising from defective workmanship or materials in making any such repairs.

7.1.6 Except as hereinabove provided, Landlord shall not be obligated or required to make any other repairs, and all other portions of the Leased Premises shall be kept in good repair and condition by Tenant.

7.2 Responsibilities of Tenant

7.2.1 Tenant agrees to maintain the Leased Premises in good order and condition.

7.2.2 Tenant will not install any equipment which exceeds the capacity of the utility lines leading into the Leased Premises or the building of which the Leased Premises constitutes a portion.

7.2.3 Landlord represents and warrants that the HVAC system is in good working order and repair and that Landlord has caused the HVAC system to be inspected by an HVAC certified contractor and Landlord has provided proof of such HVAC inspection and the current condition of the HVAC system. Tenant covenants and agrees to keep and maintain in good order, condition and repair (or replace if necessary) the Leased Premises and every part thereof, except as hereinbefore provided, including but without limitation, the exterior and interior portions of all doors, equipment, security gates, windows, glass, utility facilities within the Leased Premises, plumbing and sewage facilities within the Leased Premises or under the floor slab including free flow up to the main sewage line fixtures, heating equipment, air conditioning (HVAC) including exterior mechanical equipment, exterior utility facilities and exterior electrical equipment serving the Leased Premises and interior walls, floors and ceilings, including compliance with all applicable building codes including but not limited to those relative to fire extinguishers, provided that Tenant shall not be obligated to make any changes to, modifications of or repairs required by any such laws, ordinances, codes, rules, regulations, orders or other lawful requirements unless such arise expressly due to Tenant’s unique and specific use and occupancy of the Leased Premises and not from the mere use of same as provided herein. Tenant will use at Tenants cost a pest exterminating contractor at such intervals as may be necessary to keep the Leased Premises free of rodents and vermin, including but not limited to termites. If Tenant refuses or neglects to commence or complete repairs promptly and adequately Landlord may, but shall not be required to do so, make or complete said repairs and Tenant shall pay the cost thereof to Landlord upon demand.

Tenant shall, at Tenant’s sole cost and expense, maintain a regular service and maintenance contract for the HVAC system as referenced in Exhibit “G” attached hereto (including exterior mechanical equipment with a licensed HVAC contractor reasonably acceptable to Landlord for the entire Term of this Lease. Such HVAC service contract shall provide for a minimum of quarterly filter replacement and inspections, as well as annual preventative maintenance work and coil cleaning. Tenant shall provide Landlord with a copy of such HVAC service contract within thirty (30) days of the Effective Date of this Lease and shall provide Landlord with copies of any amendments and/or extensions to said service contract. Further, Tenant shall provide documentation from the HVAC contractor evidencing all repair and maintenance required under this Section, on a quarterly basis.

There are thirteen (13) HVAC units servicing the Leased Premises. Nine (9) of the units are thirteen (13) years old or older (“Plus 13 Units”); one (1) unit is ten (10) years old (“10 Year Unit”); three (3) are between two (2) and four (4) years old (“Recent Units”) as shown on Exhibit I. Repair and replacement of the above referenced units shall be as follows:

(i)	Plus 13 Units: Tenant shall be responsible for the repair of the Plus 13 Units to a maximum of $2,500.00 per unit, per year providing, however, in the event the cost to repair any unit at any one time, exceeds forty-five percent (45%) of the cost to replace the unit, Landlord will be required to replace that unit. Upon replacement, Tenant shall be responsible for the future repair and replacement of that unit;

(ii)

10 Year Unit: Tenant shall be responsible for repair of the unit to a maximum of $2,500.00 per year. In the event of necessity to replace the 10 Year Unit, Tenant shall pay a percentage of cost, which percentage is calculated by a fraction, the numerator being the amount of years remaining on the Lease at the time of the replacement and the denominator being the number 15.

(iii)	Recent Units: Tenant shall be solely responsible for the repair and replace costs of the Recent Units.

7.2.4 Tenant, its employees, or agents, shall not deface any walls, ceilings, partitions, floors, wood, stone or ironwork without Landlord’s written consent.

7.2.5 From and after the Trigger Date, Tenant shall occupy the Leased Premises in compliance with the requirements of all laws, orders, ordinances and regulations of all governmental authorities and will not permit any waste of property or same to be done and will take good care of the Leased Premises.

7.2.6 If Tenant refuses or neglects to maintain the Leased Premises properly as required and does not correct an identified problem(s) to the reasonable satisfaction of Landlord as soon as reasonably possible after written demand, Landlord may take such remedial action as Landlord may reasonably determine, without liability to Tenant, for any loss or damage that may accrue to Tenant’s equipment, fixtures, or other property, or to Tenant’s business by reason thereof and upon completion thereof Tenant shall pay Landlord’s cost for the taking of such action, plus ten (10%) percent for overhead, upon presentation of bill therefor, as additional rent. Said bill shall include interest at ten (10%) percent of said cost from the date of completion by Landlord. In the event the Landlord shall undertake any maintenance or repair in the course of which it shall be determined that such maintenance or repair work was made necessary by the negligence or willful act of Tenant or any of its employees or agents or that the maintenance or repair is, under the terms of this Lease, the responsibility of Tenant, Tenant shall pay Landlord’s costs therefore plus overhead and interest as above provided in this Section.

7.2.7 At the expiration of the tenancy hereby created, Tenant shall surrender the Leased Premises in the same condition as the Leased Premises were in upon the Lease Commencement Date or following completion of the Improvements, whichever is later, reasonable wear and tear excepted, and damage by unavoidable casualty excepted, and shall surrender all keys for the Leased Premises to Landlord. Prior to the expiration of the Approvals Period, Landlord and Tenant shall determine, in writing, which, if any, Improvements Tenant shall be obligated to remove from the Premises at the expiration of the Term (the “Identified Improvements”). If Tenant and Landlord cannot mutually agree to the Identified Improvements before the expiration of the Approvals Period, either party shall have the right to terminate this Lease prior to the expiration of the Approvals Period. Tenant shall remove all its trade fixtures, leased equipment and any subsequent alterations, decorations, additions and the Identified Improvements, if any, before surrender of the Leased Premises as aforesaid and shall repair any damage to the Leased Premises caused thereby. Tenant shall be under no obligation to remove any Improvements that have not been identified as the Identified Improvements. Tenant’s obligation and liability under this covenant shall survive the expiration or other termination of this Lease. In the event that Tenant shall vacate the Leased Premises in unsatisfactory condition, in addition to the cost of repairs, Tenant shall:

7.2.7.1 pay all damages that Landlord may suffer on account of Tenant’s vacating the Leased Premises in unsatisfactory condition; and

7.2.7.2 indemnify and save Landlord harmless from and against any and all claims made by succeeding tenant of the Leased Premises against Landlord on account of delay of Landlord in delivering possession of the Leased Premises to said succeeding tenant to the extent that such delay is occasioned by Tenant’s vacating the Leased Premises in unsatisfactory condition. Notwithstanding the foregoing, Tenant shall not be liable to Landlord for consequential or other indirect damages (including, without limitation, lost profits or business interruption) unless the damages arise from the criminal act, gross negligence or intentional tort of Tenant.

7.2.8 Tenant shall at its own expense perform all janitorial and cleaning services within the Leased Premises in order to keep same in a neat, clean and orderly condition.

7.2.9 Tenant shall give Landlord prompt written notice (and telephonic notice in the case of an emergency) of any fire or damage occurring on or to the Leased Premises, any defects in the Leased Premises, and any defects in any fixtures or equipment for which Landlord is responsible under the Lease.

7.2.10 Tenant shall at its own expense provide a dumpster(s) for refuse collection.

8. UTILITIES. Tenant shall be solely responsible for and shall promptly pay all charges for gas, electricity, telephone or any other separately metered utility used or consumed in the Leased Premises. Landlord shall not be liable for an interruption or failure in the supply of any such utilities to the Leased Premises unless caused by the gross negligence or intentional act of the Landlord.

9. INSURANCE AND INDEMNITY.

9.1 Tenant shall carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

9.1.1 Public liability and property damage. Tenant shall, during the Term, maintain commercial general liability insurance, including that for personal injury or property damage in or about the Leased Premises resulting from the occupation, use, or operation of the Leased Premises, with contract liability endorsement, insuring Tenant and naming the Landlord, Landlord’s lender on the Project and Landlord’s managing agent as an additional insured therein, in amounts of not less than TWO MILLION DOLLARS ($2,000,000.00) against liability for bodily injury including death and personal injury for any one (1) occurrence and not less than ONE HUNDRED THOUSAND DOLLARS ($100,000.00) for property damage.

9.1.2 Plate glass insurance providing full coverage for replacement of damaged or destroyed glass in or upon the Leased Premises;

9.1.3 Workman’s compensation insurance for the benefit of all employees entering upon the Leased Premises as a result of or in connection with their employment by Tenant;

9.1.4 All other insurance required of Tenant, as an employer, pursuant to any law, rule, or ordinance of any governmental authority having jurisdiction;

9.1.5 Fire, casualty, and extended coverage insurance on Tenant’s fixtures, improvements and finishing’s, which policies of insurance shall be in amounts, in such forms and issued by such companies are as approved by Landlord and shall name Landlord and Tenant as their interests may appear; and

9.1.6 Such other forms of insurance which are not available as of the date hereof, but which may become available in the future and are typically required by landlords of properties similar in character to the Center, if in the Landlord’s sole discretion, the same is necessary to adequately insure the Leased Premises and underlying property and such other forms of insurance which may become necessary as the result of any changes in applicable laws.

9.2 The original of each policy of insurance, certified duplicates thereof, or certificates of insurance issued by the insurance or insuring organization shall be delivered to Landlord on or before the Lease Commencement Date and proof of renewal shall be provided to Landlord not less than thirty (30) calendar days prior to the expiration of any policy. In addition to and together with Tenant’s pro rata share of operating costs, Tenant shall pay to Landlord within ten (10) calendar days of its receipt of Landlord’s written request, the entire amount of any extraordinary or additional premium for insurance upon or for the Leased Premises and/or Center occasioned by or resulting from Tenant’s use of the Leased Premises.

9.3 The aforementioned insurance shall be in companies authorized to engage in the business of insurance in the State of Texas with a minimum rating of “A” by A. M. Best and shall be in form, substance, and amount (where not stated above) satisfactory to Landlord. The insurance shall not be subject to cancellation except after at least thirty (30) calendar days prior written notice to Landlord. If any of the aforementioned insurance shall not be procured or maintained by Tenant, Landlord may, at its option, procure such insurance or any portion thereof, and Tenant shall pay to Landlord any sums expended by Landlord therefore upon demand; or, Landlord may, at its option terminate this Lease.

9.4 Increase in Fire Insurance Premium. Tenant agrees that it will not keep, use, sell or offer for sale in or upon the Leased Premises any article which may be prohibited by the standard form of fire and extended risk insurance policy. Tenant agrees to pay any increase in premiums for fire and extended coverage insurance that may be charged during the term of this Lease on the amount of such insurance which may be carried by Landlord on said premises or the building of which they are a part, resulting from the type of merchandise used or sold by Tenant in the Leased Premises, whether or not Landlord has consented to the same.

9.5 Indemnification: Tenant, on behalf of itself and Tenant’s Agents, hereby releases Landlord and the Landlord Indemnified Parties from any liability for, and shall indemnify, defend and save Landlord and the Landlord Indemnified Parties harmless from and against, any and all claims, actions, damages, liability and expense (i) in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Leased Premises, or the occupancy or use by Tenant or Tenant’s Agents of the Leased Premises or the Building Property or the Park or any part thereof, whether occurring in or about the Leased Premises or outside the Leased Premises but within the Park except to the extent caused by the negligence or willful misconduct of Landlord and (ii) in connection with or arising out of a breach of this Lease by Tenant. In the event Landlord shall be made a party to any litigation commenced by or against Tenant or Tenant’s Agents, then Tenant shall protect and hold Landlord and Landlord Indemnified Parties harmless therefrom and shall pay all costs, expenses and reasonable attorney’s fees incurred or paid by Landlord in connection with such litigation except to the extent liability is determined to be caused by the negligence or willful misconduct of Landlord. For all purposes under this Lease, the term “Landlord Indemnified Parties” shall include Managing Agent, Landlord’s Agent, any on-site property or leasing manager for the Park and/or the Building and their respective employees, officers, directors, contractors, agents, members or subcontractors, and any ground or underlying lessors or any mortgagees of Landlord, including, without limitation, Lender. This indemnification shall survive the termination/expiration of this Lease.

Except to the extent caused by the negligence of Landlord or its agents, contractors or employees, Tenant further waives all claims against Landlord and the Landlord Related Parties for any damage to any property in or about the Property, for any loss of business or income, and for injury to or death of any persons, regardless of the cause of any such loss or event or time of occurrence. Tenant will indemnify, protect, defend and hold harmless Landlord and the Landlord Related Parties from and against all claims, losses, damages, causes of action, costs, expenses and liabilities, including legal fees, arising out of Tenant’s occupancy of the Leased Premises or presence on the Property, the conduct of Tenant’s business, any default by Tenant, and/or any act, omission or neglect (including violations of Law) of Tenant or its agents, contractors, employees, suppliers, licensees or invitees, successors or assigns (each a “Tenant Entity” and collectively, the “Tenant Entities”). The provisions of this Section 9.5 shall survive the expiration or earlier termination of this Lease.

Landlord shall indemnify and hold Tenant harmless from and against all costs, damages, claims, liabilities and expenses (including reasonable attorney’s fees) suffered by or claimed against Tenant, directly based on, arising out or resulting from (i) any grossly negligent act or omission of Landlord, its employees or agents, or (ii) any breach by Landlord in the performance or observance of its covenants or obligations under this Lease.

9.6 Waiver of Subrogation. Landlord and Tenant hereby waive (unless said waiver should invalidate any such insurance) its right to recover damages against the other party for any reason whatsoever to the extent the other party recovers indemnity from its insurance carrier. Any insurance policy procured by Tenant which does not name Landlord as a named insured shall, if obtainable, contain an express waiver of any right of subrogation by the insurance company against the Landlord. It is understood that this waiver is intended to extend to all such loss or damage whether or not the same is caused by the fault or neglect of either Landlord or Tenant (but not the gross negligence or intentional acts of either) and whether or not insurance is in force.

10. ATTORNMENT AND SUBORDINATION.

10.1 Attornment. In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by the Landlord covering the Leased Premises or in the event a deed is given in lieu of foreclosure of any such mortgage, if requested to do so, Tenant shall attorn to the purchaser or grantee in lieu of foreclosure upon any such foreclosure or sale and recognize such purchaser or grantee in lieu of foreclosure as the Landlord under this Lease, provided such purchaser or grantee in lieu of foreclosures assumes the obligations contained in this Lease and Tenant’s quiet possession shall not be disturbed if Tenant is not in default.

10.2 Subordination. Tenant agrees that this Lease and the interest of Tenant therein shall be, and the same hereby is made subject and subordinate at all times to all covenants, restrictions, easements and other encumbrances now or hereafter affecting the fee title of the Project and to all ground and underlying leases and to any mortgage of any amounts and all advances made and to be made thereon, which may now or hereafter be placed against or affect any or all of the land and/or any or all of the buildings and improvements, including the Leased Premises, now or at any time hereafter constituting a part of the Project, and/or any ground or underlying leases covering the same, and to all renewals, modifications, consolidations, participation’s, replacements and extensions thereof, provided that any such mortgagee provides Tenant with an agreement satisfactory to Tenant (“Non-Disturbance Agreement”), setting forth that so long as Tenant is not in default hereunder, Tenant’s rights and obligations hereunder shall remain in force and Tenant’s right to possession shall be upheld. Within sixty (60) days of the Effective Date of this Lease, Landlord shall deliver to Tenant Non-Disturbance Agreements from all mortgagees of the Leased Premises in form and substance reasonably acceptable to Tenant. The term "Mortgages" as used herein shall be deemed to include trust indentures and deeds of trust. The aforesaid provisions shall be self-operative and no further instrument of subordination shall be necessary unless required by any such ground or underlying lessors or mortgages. Should the Landlord, any ground or underlying lessors or mortgagees desire confirmation of such subordination, Tenant, within ten (10) days following written request therefor, shall execute and deliver, without charge, any and all documents (in form acceptable to Landlord and such ground or underlying lessors or mortgagees) subordinating the Lease and the Tenant's rights hereunder. However, should any such ground or underlying lessors or any mortgagees request that Lease be made superior, rather than subordinate, to any such ground or underlying lease and/or mortgage, then Tenant, within ten (10) days following Landlord's written request therefor, agrees to execute and deliver, without charge, any and all documents (in form acceptable to Landlord and such ground or underlying lessors or mortgagees) effectuating such priority.

10.3 SNDA. In the event (i) the Non-Disturbance Agreement referenced in 10.2 above does not provide for or excludes the obligation of the current lender to fund the Landlord’s Contribution for Improvements in the event of a Landlord default and (ii) Approvals Period under Section 1.5 has expired or been waived, Landlord shall, within ten (10) days after the Approvals Period has expired or waived, provide a bond, letter of credit or other reasonably acceptable collateral providing assurance that the sum of the Landlord’s Contribution will be available for funding in accordance with the requirements of the Improvement Allowance provision of this Lease.

10.4 Landlord Waiver. Landlord acknowledges that a lender may extend credit to Tenant to be secured by certain collateral contained or used in connection with the conduct of Tenant’s business at the Leased Premises. In connection with such financing, Upon Tenant’s request, Landlord agrees to execute a landlord/mortgagee waiver reasonably acceptable to lender and Tenant.

11. Assignment and Subletting.

11.1 Consent Required.

11.1.1 Tenant may not assign or in any manner transfer, or grant or suffer any encumbrance of Tenant’s interest in this Lease in whole or in part, nor sublet all or any portion of the Leased Premises, or grant a license, concession or other right of occupancy of any portion of the Leased Premises, without the prior written consent of Landlord in each instance, which such consent shall not be unreasonably withheld, conditioned, or delayed in any manner. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. If this Lease be assigned, or if the Leased Premises or any part thereof be underlet or occupied by any party other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of the covenants on the part of Tenant herein contained. This prohibition against assignment or subletting shall be construed to include prohibition against any assignment or subleasing by operation of law, legal process, receivership, bankruptcy or otherwise, whether voluntary or involuntary. Notwithstanding any assignment or sublease, Tenant shall remain fully liable on this Lease and shall not be released from performing any of the terms, covenants and conditions of this Lease, unless otherwise agreed in writing by Landlord.

If Tenant subleases the Leased Premises, in whole or in part, at a rental rate greater than that charged under this Lease one half (½) of such additional rental amount received by Tenant shall be paid to Landlord.

Notwithstanding the foregoing, provided that the use of the Leased Premises does not change from that described in the Summary of this Lease, Tenant shall have the right to assign this Lease, or to sublet all or any portion of the Leased Premises to: (i) any party controlling, controlled by or under common control with Tenant, (ii) any entity with which Tenant is merged or consolidated or (iii) to any party that purchases all or substantially all of Tenant’s assets in the geographical region where the Leased Premises are located (collectively, a “Permitted Transfer”), provided that subsequent to such Permitted Transfer, Tenant shall remain liable for the payment and performance of Tenant’s obligations under this Lease and the Transferee has financial viability at least equal to Tenant at time of transfer in the event of a Permitted Transfer, Tenant shall provide Landlord with proper documentation of such assignment or sublease within thirty (30) days prior to said assignment or sublease, including audited financials (to the extent they exist) or certified financials of the new entity.

11.1.2 The Tenant shall pay an administrative fee of $1,000.00 in connection with any assignment or sublease.

11.2 Significant Change of Ownership. If the Tenant is a corporation (other than one whose shares are regularly and publicly traded either on a recognized stock exchange or the over-the-counter market), Tenant represents that the Ownership and power to vote its entire outstanding capital stock belongs to and is vested in the officer or officers executing this Lease or members of his or their immediate family. If Tenant is a partnership, Tenant represents that the general partner executing this Lease is duly authorized to execute the same on behalf of said partnership.

11.3 Assignment by Landlord. In the event of the transfer and assignment by Landlord of its interest in this Lease and/or in the building containing the Leased Premises to a person expressly assuming Landlord’s obligations under this Lease, Landlord shall thereby be released from any further obligations thereunder, and Tenant agrees to look solely to such successor in interest of the Landlord for performance of such obligations. Any security given by Tenant to secure performance of Tenant’s obligations hereunder may be assigned and transferred by Landlord to such successor in interest, and Landlord shall thereby be discharged of any further obligation relating thereto.

12. Waste, Governmental Regulations

12.1 Waste or Nuisance. Tenant shall not commit or suffer to be committed any waste upon the Leased Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the Project, or which may adversely affect Landlord’s interest in the Leased Premises or the Project.

12.2 Government Regulations. Tenant shall, at Tenant’s sole cost and expense, comply with all county, municipal, state, federal laws, orders, ordinances and other applicable requirements of all governmental authorities, now in force, or which may hereafter be in force, pertaining to, or affecting the condition, use or occupancy of the Leased Premises, and shall faithfully observe in the use and occupancy of the Leased Premises all municipal and county ordinances and state and federal statutes now in force or which may hereafter be in force provided that Tenant shall not be obligated to make any changes to, modifications of or repairs required by any such laws, ordinances, codes, rules, regulations, orders or other lawful requirements unless such arise expressly due to Tenant’s unique and specific use and occupancy of the Leased Premises and not from the mere use of same as provided herein. Tenant shall indemnify, defend and save Landlord harmless from all costs, losses, expenses or damages resulting from Tenant’s failure to perform its obligations under this Section.

13. Rule and Regulations. Tenant agrees to comply with all rules and regulations Landlord may adopt from time to time for operation of the Project, and protection and welfare of Project, its tenants, visitors, and occupants. The present rules and regulations, which Tenant hereby agrees to comply with, entitled “Rules and Regulations” are attached hereto as Exhibit “B”. Landlord may amend the rules from time to time and any future rules and regulations shall become a part of this Lease, and Tenant hereby agrees to comply with the same upon delivery of a copy thereof to Tenant, providing the same do not materially deprive Tenant of its rights established under this Lease.

14. Advertising, Etc.

14.1 Solicitation of Business. Tenant and Tenant’s employees and agents shall not solicit business in the parking or other common areas, nor shall Tenant distribute any handbills or other advertising matter on automobiles parked in the parking area or in other common areas.

14.2 Advertised Name and Address. Tenant may use as its advertised business address the name of the Project. Tenant shall not use the name of the Project for any purpose other than as the address of the business to be conducted by Tenant in the Leased Premises, and Tenant shall not acquire any property right in or to any name which contains the name of the Project as a part thereof. Any permitted use by Tenant of the name of the Project during the term of the Lease shall not permit Tenant to use, and Tenant shall not use, such name of the Project either after the termination of this Lease or at any other location. Tenant shall not use the name of the Landlord in any advertisement, or otherwise.

15. Destruction of Leased Premises.

15.1 Total or Partial Destruction. If the Leased Premises shall be damaged by fire, the elements, unavoidable accident or other casualty, without the fault of Tenant, but are not thereby rendered untenable in whole or in part, Landlord shall at its own expense cause such damage, except to Tenant’s equipment and trade fixtures, to be repaired, and the rent and other charges shall be abated. Repairs shall commence within ninety (90) days from receipt of insurance proceeds or commitment to fund from covered insurance provider. If by reason of such occurrence, the Leased Premises shall be rendered untenable only in part, Landlord shall at its own expense cause the damage, except to Tenant’s equipment and trade fixtures, to be repaired within a reasonable period of time, but only to the condition in which the Leased Premises (including Improvements, if any) were originally delivered to Tenant as of the Trigger Date, and the Base Rent meanwhile shall be abated proportionately as to the portion of the Leased Premises rendered untenable. If such damage shall occur during the last year (1) years of the term of this Lease (or of any renewal term), either Landlord or Tenant shall have the right, to be exercised by notice to the other within sixty (60) days after said occurrence, to elect not to repair such damage and to cancel and terminate this Lease effective as of a date stipulated in the notice, which shall not be later than thirty (30) days after the giving of such notice. If the Leased Premises shall be rendered wholly untenable by reason of such occurrence, the Landlord shall at its own expense cause such damage, except to Tenant’s equipment and trade fixtures, to be repaired, but only to the condition in which the Leased Premises (including Improvements) were originally delivered to Tenant as of the Trigger Date, and the Base Rent meanwhile shall be abated in whole except that either Tenant or Landlord shall have the right, to be exercised by notice to Tenant within sixty (60) days after said occurrence, to elect not to reconstruct the destroyed Leased Premises, and in such event this Lease and the tenancy hereby created shall cease as of the date of the said occurrence. There shall be no abatement of the Base Rent if such damage is caused by the gross negligence or intentional act of Tenant. Whenever the Base Rent shall be abated pursuant to this Section 15.1, such abatement shall continue until the date which shall be the sooner to occur of: (i) fifteen (15) days after notice by Landlord to Tenant that the Leased Premises have been substantially repaired and restored; or (ii) the date Tenant’s business operations are restored in the entire Leased Premises.

15.2 Partial Destruction of Building. In the event that fifty (50%) percent or more of the rentable area of the building in which the Leased Premises are located shall be damaged or destroyed by fire or other cause, notwithstanding any other provisions contained herein and that the Leased Premises may be unaffected by such fire or other cause, Landlord shall have the right, to be exercised by notice in writing delivered to Tenant within sixty (60) days after said occurrence, to elect to cancel and terminate this Lease. Upon the giving of such notice to Tenant, the term of this Lease shall expire by lapse of time upon the thirtieth day after such notice is given, and Tenant shall vacate the Leased Premises and surrender the same to Landlord; provided, however, in the event the building is deemed to be a hazard or danger by any governmental agency, the Lease shall expire upon the third day after notice is given.

15.3 Reconstruction of Improvement. In the event of any reconstruction of the Leased Premises under this Section, said reconstruction shall be in substantial conformity of the Leased Premises on the Trigger Date. Tenant, at its sole cost and expense, shall be responsible for the repair and restoration of all items that was Tenant’s work, and the replacement of its stock in trade fixtures, furniture, furnishings and equipment. Tenant shall commence the installation of fixtures, equipment, and merchandise hereof promptly upon delivery to it of possession of the Leased Premises and shall diligently prosecute such installation to completion.

15.4 Other than for gross negligence or willful misconduct, neither party shall be responsible to the other for consequential damages, lost income, lost revenue or profits.

16. Eminent Domain.

16.1 Total Condemnation. If the whole of the Leased Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the term of this Lease shall cease and terminate as of the date of title vesting in such proceeding and all rentals and other charges shall be paid up to that date and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

16.2 Partial Condemnation.

16.2.1 If any part of the Leased Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, and in the event that such partial taking or condemnation shall, in the opinion of Landlord and Tenant, render the Leased Premises unsuitable for the business of the Tenant, then Landlord and Tenant shall each have the right to terminate this Lease by notice given to the other within sixty (60) days after the date of title vesting in such proceeding and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. A taking or condemnation in excess of 50% of the square footage of the Leased Premises shall be presumed to render the Leased Premises unsuitable for the business of the tenant.

16.2.2 If more than twenty (20%) percent of the floor area of the buildings in the Project shall be taken as aforesaid (whether or not the Leased Premises shall be affected by the taking), Landlord shall have the right to terminate this Lease by notice to Tenant given within sixty (60) days after the date of title vesting in such proceeding and Tenant shall have no claim against Landlord for the value of the unexpired term of this Lease.

16.3 Landlord’s Damages. In the event of any condemnation or taking as hereinabove provided, whether whole or partial, the Tenant shall not be entitled to any part of the award, as damages or otherwise, for such condemnation and Landlord is to receive the full amount of such award, the Tenant hereby expressly waiving any right or claim to any part thereof.

16.4 Tenant’s Damages. Although all damages in the event of any condemnation are to belong to the Landlord, whether such damages are awarded as compensation for diminution in value of the Leasehold or the fee of the Leased Premises, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant’s own right on account of any damage to Tenant’s business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in removing Tenant’s merchandise, furniture, fixtures, leasehold improvements and equipment, provided no such claim shall diminish or otherwise adversely affect Landlord’s award. Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of Section 16.3 and this Section 16.4.

16.5 Sale Under Threat of Condemnation. A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes under this Section.

17. Default of Tenant.

17.1 Events of Default. Upon the happening of one or more of the events as expressed below, (individually and collectively, “Events of Default”), the Landlord shall have any and all rights and remedies hereinafter set forth:

17.1.1 In the event Tenant should fail to pay any monthly installment of rent or any other sums required to be paid hereunder, as and when the same become due following notice and cure periods.

17.1.2 To the extent not contrary to Bankruptcy Law, in the event a petition in bankruptcy (including Chapter 11 bankruptcy proceeding or any other reorganization proceedings under Bankruptcy Law) is filed by the Tenant, or is filed against Tenant, and such petition is not dismissed within thirty (30) days from the filing thereof, or in the event Tenant is adjudicated a bankrupt.

17.1.3 In the event an assignment for the benefit of creditors is made by Tenant.

17.1.4 In the event of an appointment by any court of a receiver or other court officer of Tenant’s property and such receivership is not dismissed within thirty (30) days from such appointment.

17.1.5 Intentionally Deleted.

17.1.6 In the event Tenant, before the expiration of the term hereof and without the written consent of the Landlord, vacates the Leased Premises or abandons the possession thereof for sixty (60) consecutive days, or uses the Leased Premises or property of the Project for a purpose other than identified in the Lease.

17.1.7 In the event an execution or other legal process is levied upon the equipment, furniture, effects or other property of Tenant brought on the Leased Premises, or upon the interest of Tenant in this Lease, and the same is not satisfied or dismissed within ten (10) days from the levy.

17.1.8 In the event Tenant fails to provide an estoppel certificate or subordination agreement as and when required under this Lease.

17.1.9 In the event Tenant fails to keep, observe or perform any of the other terms, conditions or covenants on the part of Tenant herein to be kept, observed and performed for more than twenty (20) days after written notice thereof is given by Landlord to Tenant specifying the nature of such default, or if the default so specified shall be of such a nature that the same cannot reasonably be cured or remedied within said twenty (20) day period, if Tenant shall not in good faith have commenced the curing or remedying of such default within such twenty (20) day period and shall not thereafter continuously and diligently proceed therewith to completion; provided, however, nothing herein shall prohibit Landlord from taking immediate legal action, with or without notice, to protect the health, safety or welfare of the Landlord, the Project, tenants of the Project, other persons or entities in or about the Project or the general public.

17.1.10 Notwithstanding anything contained herein to the contrary, in the event of a monetary default on the part of Tenant, Landlord shall give and shall only be required to give Tenant five (5) business days written notice within which Tenant must cure the monetary default.

17.2 Remedies of Landlord

17.2.1 If Tenant fails to perform any duty or obligation of Tenant under this Lease, Landlord may at its option after ten (10) days written notice, without waiver of Default nor any other right or remedy, perform any such duty or obligation on Tenant’s behalf. The reasonable costs and expenses of any such performance by Landlord will be immediately due and payable by Tenant upon receipt from Landlord of the reimbursement amount required.

17.2.2 Upon a Default, with or without notice or demand, and without limiting any other of Landlord’s rights or remedies, Landlord may:

a.

Terminate this Lease, in which case Tenant shall immediately surrender the Leased Premises to Landlord. If Tenant fails to surrender the Leased Premises, Landlord, in compliance with Law, may enter upon and take possession of the Leased Premises and remove Tenant, Tenant’s Property and any party occupying the Leased Premises. Tenant shall pay Landlord, on demand, all past due Rent and other losses and damages Landlord suffers as a result of Tenant’s Default, including, without limitation, an amount equal to all Costs of Reletting (defined below) plus an amount equal to any deficiency that may arise from the total rent that Tenant would have been required to pay for the remainder of the Term had the Lease remained in effect, discounted to present value at the Prime Rate (as defined herein) then in effect minus the rents actually received by Landlord, if any, in connection with reletting the Leased Premises. “Costs of Reletting” shall include all reasonable costs and expenses incurred by Landlord in reletting or attempting to relet the Leased Premises, including, without limitation, legal fees, unamortized brokerage commissions, the unamortized cost of alterations and the value of other unamortized concessions or unamortized allowances granted to a new tenant.

b.

Terminate Tenant’s right to possession of the Leased Premises and, in compliance with Law, remove Tenant, Tenant’s Property and any parties occupying the Leased Premises. Landlord may (but shall not be obligated to) relet all or any part of the Leased Premises, without notice to Tenant, for such period of time and on such terms and conditions (which may include concessions, free rent and work allowances) as Landlord in its absolute discretion shall determine. Landlord may collect and receive all rents and other income from the reletting. Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any an amount equal to any deficiency arising from the total rent that Tenant would have been required to pay for the remainder of the Term, discounted to present value at the Prime Rate then in effect minus the rents actually received by Landlord, if any, in connection with reletting the Leased Premises. The re-entry or taking of possession of the Leased Premises shall not be construed as an election by Landlord to terminate this Lease.

c.

Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state wherein the Leased Premises is located. Neither party shall be liable to the other for consequential or other indirect damages of the other (including, without limitation, lost profits or business interruption) unless the damages arise from or are approximately caused by willful breach, criminal act, gross negligence and/or intentional tort of the acting party.

17.2.3 In lieu of calculating damages under Section 17.2.2, Landlord may elect to receive as damages the following:

d.

Recover the sum of (i) all rent accrued through the date of termination of this Lease or Tenant’s right to possession, and (ii) an amount equal to the total rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at the Prime Rate (defined below) then in effect, minus the then present fair rental value of the Leased Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting. “Prime Rate” shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the state in which the Building is located.

(b)

If Tenant fails to pay Base Rent, and Landlord terminates this Lease or Tenant’s right of possession with more than twelve (12) months remaining in the Term, then Landlord may elect to recover, liquidated rental damages for the period after any such termination equal to twelve (12) times the monthly Base Rent due in the month of the breach (or if not due on that month the next month in which full monthly payment is due) in lieu of any other contractual or legal measure of damages for Tenant’s non-payment of Base Rent, and the parties agree that this is a reasonable estimate of Landlord’s damages for such a breach given the uncertainty of future market rental rates and the duration of any vacancy.

17.2.3.1 In addition to any damages Landlord has a right to recover under Sections 17.2.2 or 17.2.3, Landlord shall have the right to (a) reimbursement upon Landlord’s demand to Tenant for any unamortized free rent, deferred rent or other Lease execution inducement, and (b) any other losses and damages Landlord suffers as a result of Tenant’s Default, including, without limitation, (i) Landlord’s cost of recovering possession of the Leased Premises and removing, storing and disposing of any of Tenant’s or other occupant’s property left on the Leased Premises after reentry and (ii) if Tenant is in Default of any of its non-monetary obligations under this Lease and Landlord exercises its right under Section 18.01 to perform such obligations, Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to five (5%) percent of the cost of the work performed by Landlord. The repossession or re-entering of all or any part of the Leased Premises shall not relieve Tenant of its liabilities and obligations under this Lease. No right or remedy conferred upon or reserved to Landlord in this Lease is intended to be exclusive of any right or remedy granted to Landlord by statute or common law, and each and every such right and remedy will be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity.

17.2.4 If Landlord terminates Tenant’s right to possession or Tenant abandons the Leased Premises in violation of the Lease, to the extent (but no further) Landlord is required by applicable Law to mitigate damages, or is required by applicable Law to use efforts to do so, and such requirement cannot be lawfully and effectively waived (it being the intention of Landlord and Tenant that Tenant waive and Tenant hereby waives such requirements to the maximum extent permitted by applicable law), Landlord shall use commercially reasonable efforts to mitigate Landlord’s damages, and Tenant shall be entitled to submit proof of such failure to mitigate as a defense to Landlord’s claims for damages after any such termination of possession. With regard to the provisions of this Lease or the present or future Laws that require Landlord to mitigate or seek to mitigate its damages or to use efforts to re-let the Leased Premises, it is acknowledged by Landlord and Tenant that the state of the law in Texas at the time this Lease is made is uncertain and in order to end all doubt as to what Landlord must and may do to (a) mitigate its damages, (2) seek to mitigate its damages, or (3) re-let or seek to re-let the Leased Premises (hereinafter collectively called “Mitigate”), the following are procedures setting forth Landlord’s duty to Mitigate. If all of the procedures set forth below are followed by Landlord, Landlord shall be presumptively deemed to have discharged its duty to Mitigate:

e.

In order to market the Leased Premises in a suitable condition, Landlord shall be obligated to clean and repaint the Leased Premises and, to the extent, but only to the extent, that Landlord is otherwise obligated to repair and restore the Leased Premises under other provisions of this Lease, Landlord shall repair and restore the Leased Premises. Except for the reasonable cost to clean and repaint the Leased Premises, and except for the cost of repairs and restoration of the Leased Premises that is required of Landlord under this Lease, Landlord shall not be required to spend any money to make the Leased Premises ready for a replacement tenant.

f.

Landlord shall be obligated to market the Leased Premises in the same manner that Landlord markets, or has previously marketed, other premises for lease in the Building and other buildings in the same geographic area in which the Leased Premises is located that Landlord owns or has previously owned (“Other Buildings”); provided, however, Landlord shall only be obligated to incur and pay costs and expenses to procure a replacement tenant that Landlord would ordinarily incur and pay in connection with leasing premises comparable to the Leased Premises, including, without limitation, Landlord’s legal costs to prepare a new lease, and reasonable broker’s fees, and advertising costs.

g.

All Costs of Reletting (regardless of the success of Landlord’s efforts with respect thereto), shall be repaid to Landlord in full, with interest, before any sums actually received from re-letting are applied to offset any rent due from Tenant to Landlord under this Lease. Tenant agrees that if Landlord re-lets all or any portion of the Leased Premises, any rents received by Landlord under the new lease that exceed the rent due Landlord under this Lease for the same rent payment period for which those rents were paid, shall be applied to the Costs of Reletting and interest payable by Tenant to Landlord. Tenant shall not receive any credit for any excess amounts, but rather Landlord exclusively shall be entitled to the same. Tenant shall continue to be liable for all rent (whether accruing prior to, on or after the date of termination of this Lease or Tenant’s right of possession) and damages, except to the extent that Tenant receives any credit against unpaid rent under Section 18.02 or pleads and proves by clear and convincing evidence that Landlord fails to exercise commercially reasonable efforts to Mitigate to the extent required under this Section and that Landlord’s failure caused an avoidable and quantifiable increase in Landlord’s damages for unpaid rent.

h.

Landlord shall not be required to accept any person or entity as a tenant (regardless of their operational abilities and credit rating) who is controlling, controlled by or under common control with Tenant or which proposes a change in the use of the Leased Premises permitted under this Lease to a use which: (i) violates any prohibition on use in the Building; (ii) is incompatible with the nature and character of the Building; (iii) creates a parking demand or demand on Building equipment, facilities and systems in excess of the demand created by Tenant; or (iv) conflicts with any other existing tenant use in the Building, or with any use of any person or entity that is at that time a lease prospect of Landlord for other space in the Building.

i.

Landlord shall not be required to show preference for the Leased Premises over other available lease space, but rather shall let prospects determine which space is most appropriate for their respective needs.

j.

Landlord shall not be required to relet the Leased Premises to a tenant pursuant to any proposed lease (i) that is not approved by the holders of any liens or security interests in the Building; (ii) that would cause Landlord to be in default of, or to be unable to perform any of its covenants or obligations under, any agreements between Landlord and any third party; or (iii) that would vary the terms of Landlord’s standard lease form in any manner that is not reasonably acceptable to Landlord. Landlord shall not be required to re-let the Leased Premises for a term longer than the term of this Lease, unless the rents for any period after the end of the term of this Lease are the then prevailing fair market rates; provided, however, that, during any period of re-letting during the term of this Lease, Landlord shall be required to re-let the Leased Premises at a base rental rate that is, at a minimum, equal to the lesser of the prevailing fair market rates and the base rental provided under this Lease.

k.

Before re-letting the Leased Premises to any replacement tenant, Landlord may require the proposed replacement tenant to demonstrate the same financial capability that Landlord would require from any other lease prospect as a condition to leasing any other space in the Building.

l.

Landlord may elect to re-let all or any marketable part of the Leased Premises, and reletting of less than all of the Leased Premises shall not be deemed to constitute an acceptance and surrender of the portion of the Leased Premises not so re-let.

m.

Landlord’s duty to Mitigate shall arise on the earlier of (i) the date that Tenant vacates the Leased Premises and fails to pay rent beyond applicable notice and cure periods (ii) the date Tenant relinquishes any claim to possession of the Leased Premises by written notice to Landlord and (iii) the date on which Landlord terminates Tenant’s right to possession of the Leased Premises pursuant to Section 17.2.2.

Tenant agrees that after and during a Default under this Lease, Landlord may enter the Leased Premises under this provision by use of a master key, a duplicate key or any other means to the extent permitted by law and without breaching the peace and change, alter or modify the door locks or other security devices on all entry doors of the Leased Premises thereby permanently excluding Tenant and the Tenant Entities from the Leased Premises. In no event shall Landlord be liable to Tenant for damages in connection with any action or omission by Landlord in connection with Landlord’s exercise of its rights under this Section. Tenant agrees that this provision of the Lease will override and control any conflicting provisions of Sections 93.002 and 93.003 of the TEX. PROP. CODE, as well as any successor statute governing the right of a landlord to change the door locks of a commercial tenant.

17.2.5 In the event of any such default or breach, Landlord shall have the immediate right to re-enter the Leased Premises, either by summary proceedings, by force or otherwise, and to dispossess Tenant and all other occupants therefrom and remove and dispose of all property therein in the manner provided in subdivision 17.2.3 of this Section, all without service of any notice of intention to re-enter and with or without resort to legal process (which Tenant hereby expressly waives) and without Landlord being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby. In the event of any such default or breach, Landlord shall have the right, at its option, from time to time, without terminating this Lease, to re-enter and re-let the premises, or any part thereof, as the agent and for the account of Tenant upon such terms and conditions as Landlord may deem advisable or satisfactory, in which event the rents received on such re-letting shall be applied first to the expenses of such re-letting and collection including but not limited to, necessary renovation and alterations of the Leased Premises, reasonable attorney’s fees, any real estate commissions paid, and thereafter toward payment of all sums due or which become due Landlord hereunder, and if a sufficient sum shall not be thus realized or secured to pay such sums and other charges at Landlord’s option, Tenant shall pay Landlord any deficiency monthly, notwithstanding Landlord may have received rental in excess of the rental stipulated in this Lease in previous or subsequent months, and Landlord may bring an action therefor as such monthly deficiency shall arise, or (ii) at Landlord’s option, the entire deficiency which is subject to ascertainment for the remaining term of this Lease reduced to present value, shall be immediately due and payable by Tenant. Nothing herein, however, shall be construed to require Landlord to re-enter in any event. The Landlord shall not, in any event, be required to pay Tenant any surplus of any sums received by Landlord on a re-letting of said premises in excess of the rent provided in this Lease.

17.2.6 In the event of any such default or breach, the Landlord shall have the right, at its option, to declare the rents for the entire remaining term and other indebtedness, if any, immediately due and payable without regard to whether or not possession shall have been surrendered to or taken by Landlord, and may commence action immediately thereupon and recover judgment therefor.

17.2.7 The Landlord in addition to other rights and remedies it may have, shall have the right to remove all or any part of the Tenant’s property from said premises and any property removed may be stored in any public warehouse or elsewhere at the cost of, and for the account of Tenant and the Landlord shall not be responsible for the care or safekeeping thereof, and the Tenant hereby waives any and all loss, destruction and/or damage or injury which may be occasioned by any of the aforesaid acts.

17.2.8 Intentionally Deleted.

17.2.9 No such re-entry or taking possession of said Leased Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention is given to Tenant. Notwithstanding any such re-letting without termination, Landlord may at all times hereafter, elect to terminate this Lease for such previous default or breach. Any such re-entry shall be allowed by Tenant without hindrance, and Landlord shall not be liable in damages for any such re-entry, or guilty of trespass or forcible entry.

17.2.10 Any and all rights, remedies and options given in this Lease to Landlord shall be cumulative and in addition to and without waiver of or in derogation of any right or remedy given to it under any law now or hereafter in effect.

17.3 Waiver. The waiver by Landlord of any breach of any term, condition or covenant herein contained shall not be waiver of such term, condition or covenant, or any subsequent breach of the same or any other term, condition or covenant herein contained. The consent or approval by Landlord to or of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent similar act by Tenant. No re-entry hereunder shall bar the recovery of rents or damages for the breach of any of the terms, conditions or covenants on the part of Tenant herein contained. The receipt of rent after breach or condition broken, or delay on the part of Landlord to enforce any right hereunder, shall not be deemed a waiver or forfeiture, or a waiver of the right of Landlord to terminate this Lease or to re-enter said Leased Premises or to re-let same.

17.4 Expenses of Enforcement. In the event any payment due Landlord under this Lease shall not be paid on the due date, Tenant agrees to pay interest on the amount which is delinquent at the highest rate permitted under the laws of the state in which the Project is located, for such delinquent payment until made. In the event any check, bank draft, order for payment or negotiable instrument given to Landlord for any payment under this Lease shall be dishonored for any reason whatsoever not attributable to Landlord, Landlord shall be entitled to make an administrative charge to Tenant of One Hundred ($100.00) Dollars. Tenant recognizes and agrees that the charges which Landlord is entitled to make upon the conditions stated in this Section 17.4 represent, at the time this Lease is made, a fair and reasonable estimate and liquidation of the costs of Landlord in the administration of the Project resulting to Landlord from the events described which costs are not contemplated or included in any other rental or charges provided to be paid by Tenant to Landlord in this Lease. Any charges becoming due under this Section of this Lease shall be added and become due with the next ensuing monthly payment of Base Rent and shall be collectible as a part thereof.

17.5 Legal Expenses. In case either part shall, without fault on its part, be made a part to any litigation commenced by or against the other, then such party agrees to protect and holds the other harmless and to pay all costs, expenses and reasonable attorney’s fees incurred or paid by such party in connection with such litigation. The prevailing party shall be entitled to recover all costs, expenses, and reasonable attorney’s fees that may be incurred or paid by such party enforcing the covenants and agreements in this Lease.

18. Access by Landlord.

18.1 Right of Entry. Provided reasonable advanced written notice unless in case of emergency, Landlord and Landlord’s agents shall have the right to enter the Leased Premises at all reasonable times to examine the same, and to show them to prospective purchasers or lessees of the building, and to make such repairs, or alterations, improvements or additions as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all material into and upon said Leased Premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part and the rent reserved shall in no way abate while said repairs, alterations, improvements or additions are being made unless Tenant is prevented from operating in the Leased Premises in whole or in part, in which event rent shall be proportionately abated during said period. During the six (6) months prior to the expiration of the term of this Lease or any renewal term, Landlord may exhibit the Leased Premises to prospective tenants or purchasers. If Tenant shall not be personally present to open and permit an entry into said Leased Premises, at any time, when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord’s agents may enter the same without in any manner affecting the obligations and covenants of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, maintenance or repair of the building or any part thereof, except as otherwise herein specifically provided.

18.2 Roof. Use of the roof and air space above the Leased Premises is reserved exclusively to the Landlord.

19. Tenant’S Property.

19.1 Taxes on Leasehold or Personalty. Tenant shall be responsible for and shall pay before delinquent all municipal, county or state taxes assessed during the term of this Lease against any leasehold interest or personal property or any kind, owned by or placed in, upon or about the Leased Premises by the Tenant.

19.2 Loss and Damage. Other than gross negligence or willful misconduct, Landlord shall not be responsible for any damage to property of Tenant or of others located on the Leased Premises nor for the loss of or damage to any property of Tenant or of others by theft or otherwise. All property of Tenant kept or stored on the Leased Premises shall be so kept or stored at the risk of Tenant only and Tenant shall hold Landlord harmless from any and all claims arising out of damage to same, including subrogation claims by Tenant’s insurance carriers.

20. Holding Over, Successors.

20.1 Holding Over. On the last day of the term of this Lease, or upon any earlier termination of this Lease, or upon re-entry by Landlord upon the Leased Premises, Tenant shall peaceably and without notice of any sort, quit and surrender the Leased Premises to Landlord in accordance with the requirements of this Lease. Tenant specifically agrees that in the event Tenant retains possession and does not so quit and surrender the Leased Premises to Landlord, then Tenant shall pay to Landlord:

20.1.1 All damages that Landlord may suffer on account of Tenant’s failure to so surrender and quit the Leased Premises, and Tenant will indemnify and save Landlord harmless from and against any and all claims made by succeeding tenant of the Leased Premises against Landlord on account of delay of Landlord in delivering possession of the Leased Premises to said succeeding tenant to the extent that such delay is occasioned by the failure of tenant to so quit and surrender said Leased Premises. Neither party shall be liable to the other for consequential or other indirect damages of the other (including, without limitation, lost profits or business interruption) unless arising out of or approximately caused by the intentional breach, criminal act, gross negligence and/or intentional tort of Tenant.

20.1.2 Rent for each month or any applicable portion of a month of such holding over at 150% the amount payable for the month immediately preceding the termination of this Lease, during the time Tenant thus remains in possession.

The provisions of this paragraph do not waive any of Landlord’s rights of re-entry or any other right under the terms of this Lease. If Tenant shall fail to surrender the Leased Premises as herein provided, no new tenancy shall be created and Tenant shall be guilty of unlawful detainer.

20.2 Successors. All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors, and permitted assigns of the said parties; and if there shall be more than one Tenant, they shall be bound jointly and severally by the terms, covenants and agreements herein. No rights, however, shall inure to the benefits of any assignee of Tenant unless the assignment to such assignee has been approved by Landlord in writing or unless expressly permitted pursuant to Section 11.1. Nothing contained in this Lease shall in any manner restrict Landlord’s right to assign or encumber this Lease and, in the event Landlord sells or transfers its interest in the Project and the purchaser or transferee assumes Landlord’s obligation and covenants, Landlord shall thereupon be relieved of all further obligations hereunder.

21. Environmental Actions and Indemnification.

21.1 Landlord represents and warrants to Tenant as follows: to the best of Landlord’s knowledge, (1) the Leased Premises is in full compliance with all applicable Environmental Laws (as hereinafter defined); (2) no Hazardous Materials (as hereinafter defined) have been released or are otherwise present, at, on, in, upon, beneath or about the Leased Premises, and/or no activity upon the Leased Premises has produced, and the Leased Premises has not been used for the storage, treatment, generation, processing, handling, production discharge or disposal of, any Hazardous Materials in a manner that (i) represents a violation or potential violation of any Environmental Laws, (ii) requires reporting to any governmental authority or other third party, and/or (iii) otherwise serves or could serve as the basis for liability under Environmental Laws; (3) the Leased Premises does not contain underground tanks of any type, whether empty, filled or partially filled with any substance or materials whatsoever; (4) Landlord has not received, and is not aware of, any request for information, notice, claim, demand, citation, summons, complaint, order or other written communication alleging that it has or may have liability or obligations under any Environmental Laws with respect to any environmental conditions or Hazardous Materials conditions at or in the vicinity of the Leased Premises and/or any Response Actions (as hereinafter defined) related to any such environmental conditions or Hazardous Materials conditions; (5) no event has occurred with respect to the Leased Premises, which with the passage of time or the giving of notice, or both, would constitute a violation of, non-compliance with, and/or liability or potential liability under, any applicable Environmental Law; and (6) there are no encumbrances (other than Permitted Encumbrances), claims, notices, orders or other binding legal requirements or threats thereof relating to any actual or alleged environmental conditions or Hazardous Materials conditions at, on, in, upon, beneath or about the Leased Premises. The term “Environmental Laws,” as used in this Agreement, shall mean collectively, all U.S. federal, national, state and local laws, statutes, rules, regulations, ordinances, codes, common law, directives, decisions, orders, consent agreements, and any other binding legal requirements (including all amendments thereto) pertaining to environmental matters (which includes air, water vapor, surface water, groundwater, land, soil, natural resources, chemical use, health, safety, sanitation, zoning, land use), Hazardous Materials, and/or the protection of the environment and/or human health, including but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Federal Water Pollution Control Act, the Safe Water Drinking Act, the Toxic Substance Control Act, the Hazardous Materials Transportation Act, the Occupational Safety and Health Act, and/or any other applicable Environmental Law and/or the rules and regulations promulgated thereunder. For purposes hereof, “Hazardous Materials” shall mean and include, without limitation: (a) any hazardous materials, hazardous wastes, hazardous substances and toxic substances as those or similar terms are defined under any Environmental Law; (b) any asbestos or any material that contains any hydrated mineral silicate, including chrysolite, amosite, crocidolite, tremolite, anthophylite and/or actinolite, whether friable or non-friable; (c) any polychlorinated biphenyls or polychlorinated biphenyl-containing materials or fluids; (d) radon, radioactive materials, and radioactive wastes; (e) any other hazardous, radioactive, toxic or noxious substance, material, pollutant, contaminant or solid, liquid or gaseous waste; (f) any petroleum, petroleum hydrocarbons, petroleum products, petroleum wastes, crude oil or any fractions thereof, natural gas or synthetic gas; and (g) any other substances, materials or wastes that, whether by their nature or use, are or become subject to regulation under any Environmental Laws or with respect to which any Environmental Laws or governmental entity requires or may require Response Action.

21.2 Landlord expressly acknowledges and agrees that it will reimburse, defend, indemnify and hold harmless Tenant and Tenant’s officers, directors, partners, shareholders, employees, affiliates, agents, representatives, successors and assigns, and any successors to Tenant’s interest in the Leased Premises, their officers, directors, partners, shareholders, employees, affiliates, agents, representatives, successors, and assigns (collectively, the “Tenant’s Parties”) from and against any and all liabilities, claims, damages, penalties, costs, expenditures, losses or charges (including, but not limited to, legal fees) which may now or in the future, be undertaken, suffered, paid, awarded, assessed, or otherwise incurred that arise out of or relate to the Leased Premises and (a) any environmental conditions and/or Hazardous Materials conditions at, on, in, upon, beneath or about the Leased Premises (i) existing prior to and/or as of the Lease Commencement Date, including any Hazardous Materials that migrated from the Leased Premises prior to the Lease Commencement Date or that migrate from the Leased Premises as of and/or after the Lease Commencement Date, and/or (ii) that are caused or exacerbated by Landlord, its invitees or any other person under Landlord’s control after the Lease Commencement Date; (b) any investigation, monitoring, studies, sampling, testing, removal, cleanup, remediation, abatement, restoration, and/or all other response or corrective actions of any kind (“Response Actions”) undertaken with respect to any such environmental conditions and/or Hazardous Materials conditions described in (a)(i) or (a)(ii); (c) any violation or potential violation of, and/or liabilities, obligations, responsibilities and/or potential liabilities under, Environmental Laws related to or in connection with (i) any conditions, facts, circumstances or events existing prior to and/or as of the Lease Commencement Date and/or (ii) any acts or omissions of Landlord, its invitees or any other person under Landlord’s control after the Commencement Date and/or Landlord’s ownership of the Leased Premises after the Lease Commencement Date. Landlord’s indemnity obligations shall remain operative and shall survive after the Lease Commencement Date. Tenant shall indemnify and hold Landlord harmless for any and all damages, losses, liabilities, costs and expenses, obligations, penalties, fines, impositions, fees, levies, claims, litigation, demands, defenses, judgments, disbursements, or expenses (including without limitation reasonable attorney’s fees and expert’s fees) arising from or caused in whole or in part, directly or indirectly, by the release of Hazardous Material in violation of Environmental Laws to pollute or contaminate the Leased Premises, the Project or any part thereof, or any person or property in, on, under, above or outside of the Project by Tenant. The terms of this paragraph shall survive the expiration or earlier termination of the term of this Lease.

22. Quiet Enjoyment. Upon payment by the Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant’s part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Leased Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under the Landlord, subject, nevertheless, to the terms and conditions of this Lease.

23. Miscellaneous.

23.1 Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying the check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided in the Lease or by law.

23.2 No Partnership. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venture or a member of a joint enterprise with Tenant.

23.3 Force Majeure. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period of such delay. The provisions of this Section 23.3 shall not operate to excuse Tenant from the prompt payment of rent, additional rent or any other payments required by the terms of this Lease.

23.4 Notices. Except as otherwise authorized or allowed by statute, any notice, demand, request or other communication required or permitted be given under this Lease shall be in writing, signed by the party giving it and conclusively deemed to have been properly given to and received and to be effective (a) if hand-delivered against receipt therefor, or sent by email, or by express mail service, on the day on which delivered, as the case may be, at the respective addresses hereafter set forth, or if such day of delivery is not a business day, on the first business day thereafter, or (b) if sent by registered or certified mail, return receipt requested, postage prepaid, on the third business day after the day on which deposited in any post office station or letter box, addressed at the respective addresses hereafter set forth:

If to Landlord:	AK Leasehold I, LLC
c/o Adler Real Estate Partners, LLC
800 Brickell Avenue, Suite 701
Miami, FL 33131

With a copy to:	AK Leasehold I, LLC
c/o Adler Real Estate Services, LLC
11231 Richmond Ave, Suite D101
Houston, Texas 77082

If to Tenant:	To Tenant’s Mailing address set out in the Summary above

With a copy to:	Harter Secrest & Emery LLP
1600 Bausch & Lomb Place
Rochester, New York 14604
Attn: Kelly A. Pronti, Esq.

Any party hereto may, by giving five (5) days written notice to the other party hereto, designate any other address in substitution of the foregoing address to which notice shall be given.

23.5 Captions and Section Numbers. The captions, section numbers, article numbers and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or described the scope or intent of such sections or articles of this Lease nor in any way affect this Lease.

23.6 Tenant Defined, Use of Pronoun. The word “Tenant” shall be deemed and taken to mean each and every person mentioned as a Tenant herein be the same, one or more and if there shall be more than one Tenant. Any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and shall have the same force and effect as if given or to all thereof. The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, a partnership, a corporation, or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to either corporations, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

23.7 Broker’s Commission. Each of the parties represents and warrants that it has dealt with no broker or brokers in connection with the execution of this Lease, except Transwestern and Colliers International, Inc. and each of the parties agrees to indemnify the other against, and hold it harmless from, all liabilities arising from any claim for brokerage commissions or finder’s fee resulting from the indemnitor’s acts (including, without limitation, the cost of counsel fees in connection therewith) except for the persons or entities set forth above.

23.8 Partial Invalidity. In any term, covenant or condition of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

23.9 Effectiveness of Lease. The submission of this Lease for examination does not constitute a reservation of or option for the Leased Premises and this Lease becomes effective as a lease only upon execution and delivery thereof by Landlord to Tenant, and the receipt of the full security deposit, and if paid by check, subject to clearance.

23.10 Recording. Tenant shall not record this Lease or any memorandum thereof without the written consent and joinder of Landlord.

23.11 Liability of Landlord. Anything contained in this Lease, at law or in equity to the contrary notwithstanding, Tenant expressly acknowledges and agrees that there shall at no time be or be construed as being any personal liability by or on the part of Landlord under or in respect of this Lease or in any way related hereto or the Leased Premises; it being further acknowledged and agreed that Tenant is accepting this Lease and the estate created hereby upon and subject to the understanding that it shall not enforce or seek to enforce any claim or judgment or any other matter, for money or otherwise, personally or directly against any officer, director, stockholder, partner, principal (disclosed or undisclosed), representative or agent of Landlord, but will look solely to the Landlord’s interest in the Project for the satisfaction of any and all claims, remedies or judgements (or other judicial process) in favor of Tenant requiring the payment of money by Landlord in the event of any breach by Landlord of any of the terms, covenants or agreements to be performed by Landlord under this Lease or otherwise, subject, however, to the prior rights of any ground or underlying lessors or the holders of the mortgages covering the Project, and no other assets of Landlord or owners of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant’s claims; such exculpation of personal liability as herein set forth to be absolute, unconditional and without exception of any kind.

23.12 Time of the Essence. Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

23.13 Estoppel Information. Tenant agrees, upon request of Landlord, to execute and deliver to Landlord, without charge and within ten (10) days following request therefor, a written declaration in form satisfactory to Landlord: (i) ratifying this Lease; (ii) confirming the commencement and expiration dates of the term of this Lease; (iii) certifying that Tenant is in occupancy of the Leased Premises, the date Tenant commenced operating Tenant’s business therein and that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended, except by such writings as shall be stated; (iv) that all conditions under this Lease to be performed by Landlord have been satisfied, except such as shall be stated; (v) that there are no defenses or offsets against the enforcement of this Lease by Landlord, or stating those claimed by Tenant; (vi) reciting the amount of advance rental, if any, paid by Tenant and the date to which rental has been paid; (vii) reciting the amount of security deposited with Landlord, if any; and (viii) certifying the status of any other matter requested by Landlord or its lender. Tenant agrees to execute and deliver similar declarations at any time and from time to time and within ten (10) days following request therefor by Landlord or by any mortgage holder or ground or underlying lessor and or purchaser of the Project, and each of such parties shall be entitled to rely upon such written declaration made by Tenant.

23.14 Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

23.15 Choice of Law. This Lease shall be governed by the laws of the State of Texas. The venue for any action filed in connection herewith by either party shall be the county in which the Leased Premises are located.

23.16 Waiver of Trial by Jury. THE PARTIES HERETO SHALL AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE LEASED PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE.

23.17 Counterparts. This Lease may be executed in multiple copies, each of which shall be deemed an original, and all of such copies shall together constitute one and the same instrument.

23.18 Acceptance of Funds by Landlord. No receipt of money by the Landlord from the Tenant after the termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Leased Premises shall reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit.

23.19 Attachments. Any Exhibits as well as any Amendments which are attached to this Lease are a part of this Lease and are incorporated herein as if fully set forth herein.

23.20 Insertions. No insertion, whether handwritten or otherwise, which attempts or purports to change or modify the standard type written provisions of this Lease and/or attachments or amendments thereto shall be effective or binding unless and until each party to this Lease initials the change(s) or modification(s) in the margin immediately adjacent thereto. A general initialing by the parties of a page, at the top or bottom thereof, shall not be deemed compliance with the above-referenced requirement and shall not bind either party to the terms or conditions of the insertion.

23.21 Specially Designated Nationals and Blocked Persons List. Tenant represents and warrants to Landlord that neither Tenant nor any person or entity that owns or controls, is owned or controlled by or is under common ownership or control with Tenant, and Landlord represents and warrants to Tenant that neither Landlord nor any person or entity that owns or controls, is owned or controlled by or is under common ownership or control with Landlord (a) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury pursuant to Executive Order No. 13224, 66 Federal Register 49079 (September 25, 2001) or (b) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering.

23.22 Representation and Liability. The person executing this document on behalf of the Tenant represents that the Tenant and any entity signing on behalf of Tenant are valid and existing entities authorized to do business in the State of Texas and that the actual signatory is fully authorized to act on behalf of the entity(ies) for which the individual is purportedly signing. If any of the above representations are inaccurate or untrue and, as a result thereof, the entity entering into this Lease cannot be held liable thereunder, it is specifically understood that the individual executing this Lease will be obligated under the Lease as if the Lease was entered into in the signatory’s individual name and Landlord may thereafter take such action as is necessary and appropriate against the signatory of this document in the signatory’s individual capacity.

23.23 Confidentiality. Landlord and Tenant covenant with each other that all information concerning the financial terms of this Lease shall be kept confidential by each party, their officers, employees, agents and representatives. All information furnished by any party in connection with the Lease shall be kept confidential by the other party, and shall be used by it and its officers, employees, agents and representatives only in connection with the Lease, except to the extent that such information (i) already is known to such other party when received; (ii) thereafter becomes lawfully obtainable from other sources; (iii) is required to be disclosed in any document filed with any government agency (iv) is otherwise required to be disclosed pursuant to any federal or state law, rule or regulation or by any applicable judgment, order or decree of any court or by any governmental body or agency having jurisdiction in the Leased Premises after such other party has given reasonable prior written notice to the other party of the pending disclosure of any such information; or (v) is necessary to a financial disclosure by either.

23.24 If the total Base Rent payable during the Term is less than $500,000.00 and Tenant is represented by counsel in connection with this Lease, then Tenant shall execute Exhibit E.

23.25 Financial Statements and Credit Reports. At Landlord’s request, but not more than once per calendar year, Tenant shall deliver to Landlord a copy, certified by an officer of Tenant as being a true and correct copy, of Tenant’s most recent financial statement. In the event Tenant remains publicly traded, Landlord shall look to public means of obtaining Tenant’s financial information for review.

23.26 Entire Agreement. This Lease and the Exhibits, and Amendments, if any, attached hereto and forming a part hereof, set forth all covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Leased Premises and there are no covenants, promises, conditions or understandings, either oral or written, between them other than are herein set forth. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

IN WITNESS WHEREOF, Landlord and Tenant have signed and sealed this Lease on the day and year first above written.

WITNESSES:	LANDLORD:
AK Leasehold I, LLC, a Delaware limited liability
company
/s/ Jossett Trewick

	By:	/s/ Matthew Adler
Matthew Adler, Managing Principal, Authorized Signatory

TENANT:
Transcat, Inc., an Ohio corporation
/s/ Jennifer Nelson
	By:	/s/ Michael J. Tschiderer
Print Name: Michael J. Tschiderer
/s/ Scott D. Deverell	Title: Senior Vice President and CFO

Exhibit A
LEASED PREMISES

Exhibit A-1
LEGAL DESCRIPTION OF THE PREMISES

Being a 4.9186 tract or parcel of land situated in the David Middleton Survey, Abstract Number 535, Harris County, Texas; being that same tract known as TRACT I conveyed to American Industrial Properties REIT as recorded under Harris County Clerk's File (H.C.C.F.) Number T311735; being out of and a part of Block 4, Unrestricted Reserve "D" of Park Ten, Section One, a subdivision of record in Volume 214, Page 66, Harris County Map Records (H.C.M.R.), and being out of and a part of that certain Eastman Kodak Pipeline Easement (20 feet wide) of record in Volume 4606, Page 498, Harris County Deed Records (H.C.D.R.), Harris County Texas, said tract being more particularly described as follows (bearings are based on said deed of record under H.C.C.F. Number T311735):

BEGINNING at a 5/8-inch iron rod found in the south right-of-way (R.O.W.) line of Park Row (65 feet wide) and in the centerline of said Eastman Kodak Pipeline Easement marking the northeast corner of that certain 4.6887 acre tract of record under H.C.C.F. Number H020319, the northwest corner of a called 4.0000 acre tract conveyed to Compass Group USA, Inc., as recorded under H.C.C.F. Number S150820, and the northeast corner of the herein described tract;

THENCE, South 02° 30' 11" East, along the centerline of said Eastman Kodak Pipeline Easement, the east line of said 4.6887 acre tract, and the west line of said 4.000 acre tract, a distance of 413.73 feet to a 5/8-inch iron rod found marking the northeast corner of a called 6.181 acre tract conveyed to SM Brell II, L.P., as recorded under H.C.C.F. Number S929660, the southeast corner of said 4.6887 acre tract, the southwest corner of said 4.0000 acre tract and the southeast corner of the herein described tract;

THENCE, South 88° 35' 29" West, along the north line of said 6.181 acre tract and the south line of said 4.6887 acre tract, at a distance of 10.00 feet passing a 5/8-inch iron rod found in the east line of the aforementioned Park Ten, Section One, continuing a total distance of 521.69 feet to a 5/8-inch iron rod found marking the southwest corner of the herein described tract;

THENCE, North 01° 17' 48" West, a distance of 414.66 feet along the east line of a called 5.5815 acre tract of record under H.C.C.F. Number H020319, to a 5/8-inch iron rod with plastic cap stamped "Terra Surveying" found in the aforementioned south R.O.W. line of Park Row and being in a curve to the left;

THENCE, 1.61 feet along said south R.O.W. line of Park Row and the arc of said curve to the left, having a central angle of 00° 06' 38", a radius of 832.50 feet and a chord which bears North 88° 48' 10" East, 1.61 feet to a 5/8-inch iron rod found marking a point of tangency;

THENCE, North 88° 42' 12" East, containing along said south R.O.W. line of Park Row, a distance of 511.37 feet to the POINT OF BEGINNING.

TRACT II (Easement Tract):

A non-exclusive, perpetual easement and right-of-way for ingress and egress over and across a tract in the David Middleton Survey, Abstract 535, as described in an Easement dated February 21, 1992, from Mutual Benefit Life Insurance Company, a New Jersey Corporation, to Texas Commerce Funding Company, a Delaware corporation, filed for record under Harris County Clerk's File Number N561243.

Exhibit B
RULES AND REGULATIONS

Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and the Project and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations herein stated and any additional rules and regulations which are adopted.

1.

Driveways, sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by tenants or used by tenants for any purpose other than for ingress to and egress from their respective premises. The driveways, sidewalks, halls, passages, exits, entrances, elevators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building, the Property and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of such tenant’s business unless such persons are engaged in illegal activities. No tenant, and no employees or invitees of any tenant, shall go upon the roof of any Building, except as authorized by Landlord.

2.

No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. All tenant identification and suite numbers at the entrance to the Leased Premises shall be installed by Landlord, at Tenant’s cost and expense, using the standard graphics for the Building. Landlord shall have the right to remove any such sign, placard, banner, picture, name, advertisement, or notice without notice to and at the expense of Tenant, which were installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person or vendor approved by Landlord and shall be removed by Tenant at the time of vacancy at Tenant’s expense. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Leased Premises or Building except by the Building maintenance personnel without Landlord’s prior approval.

3.

The directory of the Building or Property, if any, will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to charge for the use thereof and to exclude any other names therefrom.

4.

No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window or door on the Leased Premises without the prior written consent of Landlord. In any event with the prior written consent of Landlord, all such items shall be installed inboard of Landlord’s standard window covering and shall in no way be visible from the exterior of the Building. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent or of a quality, type, design, and bulb color approved by Landlord. No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Building. No articles shall be placed against glass partitions or doors which Landlord considers unsightly from outside Tenant’s Leased Premises.

5.

Each tenant shall be responsible for all persons for whom it allows to enter the Building or the Property and shall be liable to Landlord for all acts of such persons. Landlord and its agents shall not be liable for damages for any error concerning the admission to, or exclusion from, the Building or the Property of any person. During the continuance of any invasion, mob, riot, public excitement or other circumstance rendering such action advisable in Landlord’s opinion, Landlord reserves the right (but shall not be obligated) to prevent access to the Building and the Property during the continuance of that event by any means it considers appropriate for the safety of tenants and protection of the Building, property in the Building and the Property.

6.

Tenant shall not alter any lock or access device or install a new or additional lock or access device or bolt on any door of its Leased Premises, without the prior written consent of Landlord. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key for any such lock. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys for all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

7.

The restrooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown into them. The expense of any breakage, stoppage, or damage resulting from violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused the breakage, stoppage, or damage.

8.

Tenant shall not use or keep in or on the Leased Premises, the Building or the Property any kerosene, gasoline, or inflammable or combustible fluid or material except in strict accordance with the terms of the Lease. Tenant shall not use, keep or permit to be used or kept in its Leased Premises any foul or noxious gas or substance. Tenant shall not allow the Leased Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other tenants or those having business therein. No animals, except those assisting handicapped persons, shall be brought onto the Property or kept in or about the Leased Premises.

9.

Except with the prior written consent of Landlord, Tenant shall not sell, or permit the sale, at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on the Leased Premises, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from the Leased Premises for the service or accommodation of occupants of any other portion of the Building, or the business of a public barber shop, beauty parlor, nor shall the Leased Premises be used for any illegal, improper, immoral or objectionable purpose, or any business or activity other than that specifically provided for in such Tenant’s Lease. Tenant shall not accept hairstyling, barbering, shoeshine, nail, massage or similar services in the Leased Premises or common areas except as authorized by Landlord.

10.

If Tenant requires telegraphic, telephonic, telecommunications, data processing, burglar alarm or similar services, it shall first obtain, and comply with, Landlord’s instructions in their installation. The cost of purchasing, installation and maintenance of such services shall be borne solely by Tenant. Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires will be allowed without the prior written consent of Landlord. The location of burglar alarms, telephones, call boxes and other office equipment affixed to the Leased Premises shall be subject to the prior written approval of Landlord.

11.

Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or any other device on the exterior walls or the roof of the Building, without Landlord’s consent. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building, the Property or elsewhere.

12.

Tenant shall not lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of its Leased Premises in any manner except as approved in writing by Landlord. Tenant shall not place a load upon any floor of its Leased Premises which exceeds the load per square foot which such floor was designed to carry or which is allowed by law.

13.

Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant’s employees and invitees. Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord.

14.

Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Tenant shall not install, operate or maintain in the Leased Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not furnish cooling or heating to the Leased Premises, including, without limitation, the use of electric or gas heating devices, without Landlord’s prior written consent. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

15.

Each tenant shall store all its trash and garbage within the interior of the Leased Premises or as otherwise directed by Landlord from time to time. Tenant shall not place in the trash boxes or receptacles any personal trash or any material that may not or cannot be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city, without violation of any law or ordinance governing such disposal.

16.

Canvassing, soliciting, distribution of handbills or any other written material and peddling in the Building and the Property are prohibited and each tenant shall cooperate to prevent the same. No tenant shall make room-to-room solicitation of business from other tenants in the Building or the Property, without the written consent of Landlord.

17.

Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building and the Property. Without the prior written consent of Landlord, Tenant shall not use the name of the Building, Project or the Property or any photograph or other likeness of the Building, Project or the Property in connection with, or in promoting or advertising, Tenant’s business except that Tenant may include the Building’s, Project’s or Property’s name in Tenant’s address.

18.

Landlord may from time to time adopt systems and procedures for the security and safety of the Building and Property, its occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord’s systems and procedures. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by any governmental agency. Tenant assumes any and all responsibility for protecting its Leased Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Leased Premises closed.

19.

No Tenant is allowed to unload, unpack, pack or in any way manipulate any products, materials or goods in the common areas of the Property including the parking and driveway areas of the Property. All products, goods and materials must be manipulated, handled, kept, and stored within the Tenant’s Leased Premises and not in any exterior areas, including, but not limited to, exterior dock platforms, against the exterior of the Building, parking areas and driveway areas of the Property. Tenant also agrees to keep the exterior of the Leased Premises clean and free of nails, wood, pallets, packing materials, barrels and any other debris produced from their operation. All products, materials and goods are to enter and exit the Leased Premises by being loaded or unloaded through dock high doors into trucks and or trailers, over dock high loading platforms into trucks and or trailers or loaded or unloaded into trucks and or trailers within the Leased Premises through grade level door access. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be restricted to hours reasonably designated by Landlord. Tenant shall obtain Landlord’s prior approval by providing a detailed listing of the activity, which approval shall not be unreasonably withheld. If approved by Landlord, the activity shall be under the supervision of Landlord and performed in the manner required by Landlord. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity. If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage, loss or injury. Tenant shall not make deliveries to or from the Leased Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

20.

Smoking of any kind is strictly prohibited, at all times, at any location on the Property, except in the designated smoking area which is located at the OUTSIDE PERIMETER OF THE BUILDING ONLY. Landlord may relocate the designated smoking area at its sole discretion, at any time during the Term of this Lease.

21.

Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations and the Parking Rules and Regulations set forth below by Tenant’s employees, agents, clients, customers, invitees and guests. These Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Property. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building.

PARKING RULES AND REGULATIONS

1.	Cars must be parked entirely within painted stall lines.

2.	All directional signs and arrows must be observed.

3.	All posted speed limits for the parking areas shall be observed. If no speed limit is posted for an area, the speed limit shall be five (5) miles per hour.

4.	Parking is prohibited:

	a.	in areas not striped for parking;

	b.	in aisles;

	c.	where “no parking” signs are posted;

	d.	on ramps;

	e.	in cross hatched areas; and

	f.	in such other areas as may be designated by Landlord.

5.	Handicap and visitor stalls shall be used only by handicapped persons or visitors, as applicable.

6.

Parking stickers or any other device or form of identification supplied by Landlord from time to time (if any) shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device may not be obliterated. Devices are not transferable and any device in possession of any unauthorized holder will be void. There will be a replacement charge payable by the parker and such parker’s appropriate tenant equal to the amount posted from time to time by Landlord for loss of any magnetic parking card or any parking sticker.

7.	Every parker is required to park and lock his or her own car. All responsibility for damage to cars or persons is assumed by the parker.

8.

Loss or theft of parking identification devices must be reported to Landlord, and a report of such loss or theft must be filed by the parker at that time. Any parking identification devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen devices found by the parker must be reported to Landlord immediately to avoid confusion.

9.

Parking spaces are for the express purpose of parking one automobile per space. Washing, waxing, cleaning, or servicing of any vehicle by the parker and/or such person’s agents is prohibited. The parking areas shall not be used for overnight or other storage for vehicles of any type.

10.

Landlord reserves the right to refuse the issuance of parking identification or access devices to any tenant and/or such tenant’s employees, agents, visitors or representatives who willfully refuse to comply with the Parking Rules and Regulations and/or all applicable governmental ordinances, laws, or agreements.

11.	Tenant shall acquaint its employees, agents, visitors or representatives with the Parking Rules and Regulations, as they may be in effect from time to time.

12.

Any monthly rental for parking shall be paid one month in advance prior to the first day of such month. Failure to do so will automatically cancel parking privileges, and a charge of the prevailing daily rate will be due. No deductions or allowances from the monthly rental for parking will be made for days a parker does not use the parking facilities.

13.

Each parker shall pay a reasonable deposit for any parking card issued to such a person. Such deposit shall be paid at the time the parking card is issued and shall be forfeited if the parking card is lost. Such deposit shall be returned without interest, at the time such person ceases to utilize the parking facilities, upon surrender of the parking card. A reasonable replacement charge shall be paid to replace a lost card and an amount in excess of the initial deposit may be charged as the replacement fee.

14.

Except as provided above, No trucks, truck tractors, trailers or fifth wheel are allowed to be parked anywhere at any time within the Property other than in Tenant’s own truck dock well. Vehicles in violation of the above shall be subject to tow-away, at vehicle owner’s expense. Vehicles parked in public parking areas will be no larger than full-sized passenger automobiles or standard pickup trucks. Landlord reserves the right, without notice to Tenant, to tow away at Tenant’s sole cost and expense any vehicles parked in any parking area for any continuous period of 24 hours or more, or earlier if Landlord, in its sole discretion, determines such parking to be a hazard or inconvenience to other tenants or Landlord, or violates any rules or regulations or posted notices related to parking. Landlord shall not be responsible for enforcing Tenant’s parking rights against third parties. From time to time, Landlord reserves the right, upon written notice to Tenant, to change the location, the availability and nature of parking spaces, establish reasonable time limits on parking, and, on an equitable basis, to assign specific spaces with or without charge to Tenant as Additional Rent.

15.	Tenant shall at all times comply with all applicable Laws (as defined in the Lease) respecting the use of the parking facility serving the Building.

16.

LANDLORD SHALL NOT BE LIABLE FOR ANY LOSS, INJURY OR DAMAGE TO PERSONS USING THE PARKING FACILITY OR AUTOMOBILES OR OTHER PROPERTY THEREIN, IT BEING AGREED THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, THE USE OF THE SPACES SHALL BE AT THE SOLE RISK OF TENANT AND ITS EMPLOYEES. WITHOUT LIMITING THE FOREGOING, TENANT HEREBY VOLUNTARILY RELEASES, DISCHARGES, WAIVES AND RELINQUISHES ANY AND ALL ACTIONS OR CAUSES OF ACTION FOR PERSONAL INJURY OR PROPERTY DAMAGE OCCURRING TO TENANT ARISING AS A RESULT OF PARKING IN THE PARKING FACILITY, OR ANY ACTIVITIES INCIDENTAL THERETO, WHEREVER OR HOWEVER THE SAME MAY OCCUR, AND FURTHER AGREES THAT TENANT WILL NOT PROSECUTE ANY CLAIM FOR PERSONAL INJURY OR PROPERTY DAMAGE AGAINST LANDLORD OR ANY OF THE LANDLORD RELATED PARTIES FOR ANY SAID CAUSES OF ACTION, EXCEPT TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD. IN ALL EVENTS, TENANT AGREES TO LOOK FIRST TO ITS INSURANCE CARRIER AND TO REQUIRE THAT TENANT’S EMPLOYEES LOOK FIRST TO THEIR RESPECTIVE INSURANCE CARRIERS FOR PAYMENT OF ANY LOSSES SUSTAINED IN CONNECTION WITH ANY USE OF THE PARKING FACILITY. TENANT HEREBY WAIVES ON BEHALF OF ITS INSURANCE CARRIERS ALL RIGHTS OF SUBROGATION AGAINST LANDLORD OR LANDLORD RELATED PARTIES.

17.

Landlord hereby reserves the right to enter into a management agreement or lease with another entity for the operation of the Parking Facility (“Operator”). In such event, Tenant, upon request of Landlord, shall enter into a parking agreement upon substantially the same terms hereunder with the Operator and pay the Operator the monthly charge established hereunder, and Landlord shall have no liability for claims arising through acts or omissions of the Operator. It is understood and agreed that the identity of the Operator may change from time to time during the Term. In connection therewith, any parking lease or agreement entered into between Tenant and any Operator shall be freely assignable by such Operator or any successors thereto.

18.

If Tenant defaults with respect to the same term or condition under these Parking Rules and Regulations more than 3 times during any 12 month period, and Landlord notifies Tenant thereof promptly after each such default, the next default of such term or condition during the succeeding 12 month period, shall, at Landlord’s election, constitute an incurable default. Such cancellation right shall be cumulative and in addition to any other rights or remedies available to Landlord at law or equity, or provided under the Lease (all of which rights and remedies under the Lease are hereby incorporated herein, as though fully set forth). Any default by Tenant under these Parking Rules and Regulations shall be a default under the Lease.

Exhibit C
LANDLORD’S WORK AND CONDITIONS FOR DELIVERY OF LEASED PREMISES

Landlord warrants that on the Trigger Date the roof will be weather tight and all HVAC will be in good working order. Otherwise, Tenant is accepting the Leased Premises in “As-Is” condition.

Exhibit D
IMPROVEMENTS

All work by Tenant in the Leased Premises shall be performed by contractors approved in advance by Landlord, which approval shall not be unreasonable withheld, conditioned or delayed. As one of the conditions for approval, Landlord may require the contractor to procure a performance bond and/or a payment bond for the benefit of Tenant and Landlord (as an additional obligee).

1. Utilities by Tenant: Tenant shall directly arrange for the procurement of the following, at Tenant’s expense:

a.	All building, plumbing, occupancy and other required permits, copies of which are to be furnished to Landlord.

b.	Telephone service through empty conduit from Landlord’s equipment room in the Building to the Leased Premises.

c.	Connection to Landlord-installed utilities in the Building.

2. Non-Combustible Construction: All Tenant construction shall be non-combustible. Treated, fire resistant wood will be permitted where approved by Landlord and the applicable jurisdictional authorities.

3. Interior Finish Work: All other work required to complete and place the Leased Premises in finished condition for the opening of Tenant’s business, except work specifically described herein above as Landlord’s Work, is to be done by Tenant at Tenant’s sole expense, in accordance with plans and specifications prepared by Tenant’s architect and approved by Landlord’s architect, in conformity with this Exhibit “D.”

Tenant acknowledges that as a material and required portion of Tenant’s work, Tenant shall be responsible for and include such improvements as necessary to (a) demise the Leased Premises from the portion of the Building being kept by the current tenant, Schlumberger and (b) bifurcate and separate all mechanical systems, including but not limited to electrical, plumbing and HVAC, to be independent and exclusive to the Leased Premises. The cost of the compliance with the above is allocated as part of the Landlord’s Contribution.

4. Violations: In the event Tenant is notified of any violations of building codes, ordinance regulations, requirements or guidelines caused by Tenant or Tenant’s work, either by the applicable jurisdictional authorities or by Landlord or Landlord’s Agent, Tenant shall, at its expense, correct such violations, to the reasonable satisfaction of Landlord’s Agent and the Park’s on-site management staff, within three (3) calendar days after such notification.

PROCEDURE

5. Tenant’s Coordinator: Landlord’s architect shall be responsible for the review of Tenant’s design drawings and final plans for any work to be performed by Tenant. All questions pertaining to the design and construction of Tenant’s work in the Leased Premises and all plan submittal shall be directed to Landlord’s architect: Landlord’s Architect, c/o Adler Real Estate Partners, LLC 800 Brickell Avenue, Suite 701, Miami, FL 33131.

6. Lease Outline Drawing: Landlord shall furnish to Tenant a drawing of the Leased Premises of the type commonly known as a “Lease Outline Drawing” (herein sometimes referred to as the “L.O.D.”). The L.O.D. shall be prepared by Landlord’s architect at the scale of 1/4 inch equals 1 foot and shall show the location of the electrical conduit, soil pipe, water line and points of entry of other Landlord-supplied services for the Leased Premises.

7. Office Plans: Tenant shall supply, at its sole expense, Landlord with four (4) sets of office plans and specifications in accordance with Section 3.2 of the Lease. These plans shall be prepared at a scale of 1/4 inch equals 1 foot.

Exhibit E
DTPA PROVISIONS

[total Base Rent for the term under $100,000]

WAIVER OF CONSUMER RIGHTS. TENANT WAIVES TENANT’S RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF TENANT’S OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO THIS WAIVER. FURTHER, TENANT HEREBY REPRESENTS AND WARRANTS, AND ACKNOWLEDGES THAT LANDLORD IS RELYING ON SUCH REPRESENTATION AND WARRANTY IN ORDER TO ESTABLISH THE VALIDITY OF THE FOREGOING WAIVER, THAT (i) TENANT IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION WITH LANDLORD; AND (ii) TENANT IS REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS LEASE.

TENANT:

By:______________________
Name:___________________
Title: ____________________
Date: ___________________

[total Base Rent for the term between $100,000 and $500,000]

DTPA INAPPLICABLE.

TENANT HEREBY REPRESENTS AND WARRANTS, AND ACKNOWLEDGES THAT (i) TENANT IS REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS LEASE AND (ii) THE LEASED PREMISES WHICH ARE THE SUBJECT OF THIS LEASE ARE NOT A FAMILY RESIDENCE OCCUPIED OR TO BE OCCUPIED AS TENANT’S RESIDENCE. LANDLORD IS RELYING ON SUCH REPRESENTATION AND WARRANTY IN ORDER TO ESTABLISH THE INAPPLICABILITY OF THE TEXAS BUSINESS AND COMMERCE CODE, SECTION 17.41 ET. SEQ. TO THIS LEASE.

TENANT:

By:______________________
Name:___________________
Title: ____________________
Date: ___________________

[Use only if no evidence Tenant consulted an attorney]

Tenant’s counsel, ______________ , is executing this Exhibit E for the purpose of confirming that Tenant is represented by legal counsel in connection with the transactions contemplated by this Lease.

_____________________________________

By:______________________
Name:___________________
Title: ____________________
Date: ___________________

Exhibit F
STANDARD COMMENCEMENT AGREEMENT FORM

DECLARATION OF LEASE COMMENCEMENT

THIS DECLARATION, made as of that certain ______day of ________________, 2019 (“Lease”), by and between AK Leasehold I, LLC (hereinafter referred to as "Landlord") and Transcat, Inc. (hereinafter referred to as "Tenant").

Landlord and Tenant are parties to the Lease. All capitalized terms used herein shall have the same meaning as was ascribed to such terms in the Lease, unless otherwise indicated.

Landlord and Tenant do hereby declare that (a) the Lease Commencement Date is hereby established to be _____________, 201__; and (b) the Lease Term shall expire on the one hundred twenty six (126) months, unless the Lease is earlier terminated or extended as may be provided herein; provided, however, if the Lease Commencement Date occurs on a date other than the first day of a month, then Monthly Base Rent (as defined herein) for that month shall be prorated and the Initial Term shall be extended so that the Initial Term shall be ten (10) years and six (6) months from the first day of the following month. The Trigger Date is hereby established to be _____________, 201__. The Expiration Effective Date is hereby established to be _____________, 201__. The Lease is in full force and effect as of the date thereof, and Landlord has fulfilled all of its obligations under the Lease required to be fulfilled by Landlord on or prior to such date.

IN WITNESS WHEREOF, the parties hereto have caused this Commencement Agreement to be executed as of the day and year first above written.

WITNESSES:	LANDLORD:
AK Leasehold I, LLC, a Delaware limited liability company

By:_______________________________
, Authorized Signatory

TENANT:

Transcat, Inc., an Ohio corporation
By: _______________________________
Print Name:
Title:

Exhibit G
HVAC MAINTENANCE

The following items must be included in your maintenance contract:
1. Tighten electrical connections;
2. Inspect contactors and relays.
3. Check amperes;
4. Check motor mounts;
5. Check for vibrations.
6. Tighten all nuts and bolts
7. Inspect and adjust all temperature and safety controls;
8. Check refrigeration system for leaks and operation;
9. Check refrigeration system for moisture;
10. Inspect compressor oil level and crank heaters;
11. Check head pressure, suction pressure and oil pressure;
12. Inspect air filters and replace when necessary; (minimum of once per month)
13. Check space conditions;
14. Check condensate drains and drain pans and cleans, if necessary;
15. Inspect and adjust all valves;
16. Check and adjust dampers;
17. Run machine through complete cycle;
18. Clean evaporative and condensing coils with green wise products;
19. Check and repair all sheet metal duct, duct board, and flexible duct;
20. Adjust belt tension;
21. Inspect and replace if necessary all belts;
22. Lubricate all moving parts, as necessary;
23. Inspect and repair if necessary unit housing;
24. Check thermostat operation;
25. Inspect and repair as necessary the heating elements; and
26. Any and all other items as recommended by the manufacturer of the unit(s).

Exhibit H
Designated Parking

Landlord will designate two (2) parking spaces as reserved for Tenant. Tenant specifically acknowledges that Landlord is not providing any license to Tenant for use or possession of the parking spaces themselves. Tenant acknowledges that Landlord cannot control and shall have no responsibility for parking in the spaces. Further, Tenant specifically acknowledges that it shall have no ability to control in any manner or form the persons or entities parking in the parking spaces and/or the purpose for which they park. These signs are being authorized solely with the hope that the general public will recognize the use of the parking spaces identified in the signs but with full knowledge and agreement that Landlord does not represent or warrant in any manner or form that the parking spaces can be or will be used in accordance with the signage.

Exhibit I
Location of HVAC Units

16115 Park Row Recap of HVAC Units
Unit No.	Mfg	Tonage	Age	Model	Serial
RTU -10	Carrier	3.5	4 years	50TC-A04A2A60A0A0	3314C69775
RTU -11	Carrier	5	4 years	50TC-A06A2A60A0A0	4314C85672
RTU -12	Carrier	3.5	10 years	50TM-004-A-601BA	1508G10237
RTU -13	Carrier	3.5	2 years	50TC-A04A2AA0A0A0	4616C82211
RTU -14	York	10	13+ years	DH120C00A4DAA3C	NHNM107874
RTU -15	York	4	13+ years	DH048C00N4DAA1B	NHNM108234
RTU -16	Carrier	4	13+ years	50TM-005-A-601AB	2205G50241
RTU -17	York	6.5	13+ years	DH048C00N4DAA1B	NHNM108234
RTU -18	Carrier	4	13+ years	50TM-005-A-601BA	0305G40092
RTU -19	York	5	13+ years	D4CE060A46A	NBNM022415
RTU -20	York	5	13+ years	D4CE060A46A	NBJN021441
RTU -21	York	5	13+ years	D4CE060A46A	NBJN021440
RTU -22	York	7.5	13+ years	DF090C00N4AAA4A	NOM7415960